As filed with the Securities and Exchange Commission on July 26, 2023

Registration No. 333-2732333

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Pre-Effective Amendment No. 1 to FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ADAMIS PHARMACEUTICALS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	2834	82-0429727
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

11682 El Camino Real, Suite 300

San Diego, CA 92130

(858)-997-2400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ebrahim Versi, Chief Executive Officer

Adamis Pharmaceuticals Corporation

11682 El Camino Real, Suite 300

San Diego, CA 92130

(858)-997-2400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

C. Kevin Kelso, Esq. Weintraub Tobin 400 Capitol Mall, 11th Floor Sacramento, CA 95814 (916) 558-6000	Ivan Blumenthal, Esq. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo P.C. 919 Third Avenue New York, NY 10022 (212) 935-3000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED July 26, 2023

PRELIMINARY PROSPECTUS

Up to 5,263,158 Units consisting of

5,263,158 Shares of Common Stock or 5,263,158 Pre-Funded Warrants to purchase 5,263,158 Shares of Common Stock and

5,263,158 Warrants to purchase up to 5,263,158 Shares of Common Stock

Up to 5,263,158 Shares of Common Stock Underlying the Pre-Funded Warrants

Up to 5,263,158 Shares of Common Stock Underlying the Common Warrants

We are offering on a reasonable best efforts basis up to 5,263,158 units, each unit consisting of one share of common stock and one common warrant to purchase one share of common stock, at an assumed offering price of $1.90 per unit, which is equal to the closing price of our common stock on the Nasdaq Capital Market on July 21, 2023. The common warrants included in the units will have an exercise price of $ per share, will be exercisable immediately and will expire five (5) years from the date of issuance. We are also offering the shares of our common stock that are issuable from time to time upon the exercise of the common warrants included in the units.

We are also offering to certain purchasers whose purchase of units in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock immediately following the consummation of this offering, the opportunity to purchase, if any such purchaser so chooses, pre-funded units, each pre-funded unit consisting of one pre-funded warrant to purchase one share of common stock and one common warrant to purchase one share of common stock, in lieu of units that would otherwise result in such purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock. The purchase price of each pre-funded unit will be equal to the price per unit being sold to the public in this offering, minus $0.0001, and the exercise price of each pre-funded warrant included in the pre-funded units will be $0.0001 per share. The pre-funded warrants will be exercisable immediately and may be exercised at any time until all of the pre-funded warrants are exercised in full. Each common warrant included in the pre-funded units has an exercise price of $_________ per share, will be exercisable immediately and will expire five (5) years from the date of issuance. For each pre-funded unit we sell, the number of units (and shares of common stock) we are offering will be decreased on a one-for-one basis. This offering also relates to the shares of common stock issuable upon the exercise of the pre-funded warrants and the common warrants included in the pre-funded units.

The shares of common stock or pre-funded warrants, as the case may be, and the common warrants included in the units or the pre-funded units, can only be purchased together in this offering, but the securities contained in the units or pre-funded units will be issued separately and will be immediately separable upon issuance.

The securities will be offered at a fixed price and are expected to be issued in a single closing. The offering will terminate on August 31, 2023, unless completed sooner or unless we decide to terminate the offering (which we may do at any time in our discretion) prior to that date; however, notwithstanding the foregoing, the shares of our common stock underlying the pre-funded warrants and the common warrants will be offered on a continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended. We expect this offering to be completed not later than two business days following the commencement of sales in this offering (after the effective date of the registration statement of which this prospectus forms a part) and we will deliver all securities to be issued in connection with this offering delivery versus payment/receipt versus payment upon receipt of investor funds received by us. Accordingly, neither we nor the placement agent have made any arrangements to place investor funds in an escrow account or trust account since the placement agent will not receive investor funds in connection with the sale of the securities offered hereunder.

Effective May 22, 2023, we effected a 1-for-70 reverse stock split, or the Reverse Stock Split, of our outstanding shares of common stock. Unless specifically provided otherwise herein, the share and per share information that follows in this prospectus, other than in the historical financial statements and related notes included elsewhere or incorporated by reference in this prospectus and other information and documents incorporated by reference into this prospectus, which have not been revised or restated to reflect the Reverse Stock Split, assumes the effect of the Reverse Stock Split.

We have engaged Maxim Group LLC, or the placement agent or Maxim, to act as our exclusive placement agent in connection with this offering. The placement agent has agreed to use its reasonable best efforts to arrange for the sale of the securities offered by this prospectus. The placement agent is not purchasing or selling any of the securities we are offering and the placement agent is not required to arrange the purchase or sale of any specific number of securities or dollar amount. We have agreed to pay to the placement agent the placement agent fees set forth in the table below, which assumes that we sell all of the securities offered by this prospectus. There is no arrangement for funds to be received in escrow, trust or similar arrangement. There is no minimum offering requirement as a condition of closing of this offering. We may sell fewer than all of the units and pre-funded units offered hereby, which may significantly reduce the amount of proceeds received by us. Because there is no escrow account and no minimum number of securities or amount of proceeds, investors could be in a position where they have invested in us, but we have not raised sufficient proceeds in this offering to adequately fund the intended uses of the proceeds as described in this prospectus. See “Risk Factors” on page 14 of this prospectus. We will bear all costs associated with the offering. See “Plan of Distribution” on page 42 of this prospectus for more information regarding these arrangements.

Our common stock is presently listed on The Nasdaq Capital Market under the symbol “ADMP.” On July 21, 2023, the closing price of our common stock as reported on The Nasdaq Capital Market was $1.90 per share. The public offering price per unit or pre-funded unit, as the case may be, will be determined through negotiation among us, the placement agent and the investors in the offering based on market conditions at the time of pricing, and may be at a discount to the current market price of our common stock. Therefore, the assumed public offering price used throughout this prospectus may not be indicative of the final offering price. There is no established trading market for the pre-funded warrants or the common warrants, and we do not expect a market to develop. We do not intend to apply for a listing of the units, the pre-funded units, the pre-funded warrants or the common warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the pre-funded warrants and the common warrants will be limited.

We are a “smaller reporting company” under applicable federal securities laws and are subject to reduced public company reporting requirements. Investing in our securities involves risks. See “Risk Factors” beginning on page 14 of this prospectus and elsewhere in this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

	Per Unit(1)	Total
Public offering price	$	$
Placement agent fees(2)	$	$
Proceeds to us (before expenses)	$	$

(1)	Assumes that all units consist of one share of common stock and one common warrant.
(2)	We have agreed to pay the placement agent a cash fee equal to 7.0% of the aggregate gross proceeds raised in this offering, and to reimburse the placement agent for certain of its offering-related expenses. See “Plan of Distribution” for a description of the compensation to be received by the placement agent.

 Delivery of the securities offered hereby is expected to be made on or about                           , 2023, subject to satisfaction of customary closing conditions.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

MAXIM GROUP LLC

The date of this prospectus is __________, 2023

ABOUT THIS PROSPECTUS

We incorporate by reference important information into this prospectus. You may obtain the information incorporated by reference without charge by following the instructions under “Where You Can Find More Information.” You should carefully read this prospectus as well as additional information described under “Incorporation of Certain Information by Reference,” before deciding to invest in our securities.

We have not, and the placement agent has not, authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus or in any applicable free writing prospectus is current only as of its date, regardless of its time of delivery or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date. To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document filed with the Securities and Exchange Commission before the date of this prospectus and incorporated by reference herein, on the other hand, you should rely on the information in this prospectus. If any statement in a document incorporated by reference is inconsistent with a statement in another document incorporated by reference having a later date, the statement in the document having the later date modifies or supersedes the earlier statement.

Unless otherwise indicated, all information contained or incorporated by reference in this prospectus concerning our industry in general or any portion thereof, including information regarding our general expectations and market opportunity, is based on management’s estimates using internal data, data from industry related publications, consumer research and marketing studies or other externally obtained data.

For investors outside the United States: We have not, and the placement agent has not, done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside the United States.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to the registration statement of which this prospectus is a part and in any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus and the information incorporated by reference into this prospectus contain references to our trademarks and to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus and the information incorporated by reference into this prospectus, including logos, artwork, and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other company.

The Adamis Pharmaceuticals logo and other trademarks or service marks of Adamis Pharmaceuticals Corporation appearing in this prospectus are the property of Adamis Pharmaceuticals Corporation. All other brand names or trademarks appearing in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus may be referred to without the ® or TM symbols, but such references should not be construed as any indicator that their respective owners will not assert their rights thereto. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other company.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

The statements contained in this prospectus, and the documents incorporated by reference in this prospectus, include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “targets,” “likely,” “will,” “would,” “could,” “should,” “continue,” and similar expressions or phrases, or the negative of those expressions or phrases, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus and incorporated by reference in this prospectus, we caution you that these statements are based on our projections of the future that are subject to known and unknown risks and uncertainties and other factors that may cause our actual results, level of activity, performance or achievements expressed or implied by these forward-looking statements, to differ. The sections in our periodic reports, including our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q or our Current Reports on Form 8-K, entitled “Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” sections in our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 13, 2023, entitled “Risk Factors,” “Adamis Business,” “DMK Business,” “Adamis Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “DMK Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as other sections in this prospectus and the other documents or reports incorporated by reference in this prospectus, discuss some of the factors that could contribute to these differences. These forward-looking statements include, among other things, statements about:

●	our expectations regarding future revenues and profitability;
●	our expectations regarding future growth;
●	our expectations concerning future product research, development, clinical trial and commercialization activities and related costs;
●	our expectations regarding product development timelines;
●	our ability to successfully commercialize and market our product candidates in development, if approved;
●	matters relating to the manufacture of our commercial products;
●	our strategies and opportunities;
●	the potential market size, opportunity and growth potential for our product candidates, if approved;
●	anticipated trends in our markets;
●	anticipated dates for commencement or completion of clinical trials;
●	our expectations concerning regulatory matters concerning our product candidates, including the timing of anticipated regulatory filings;
●	our liquidity needs and need for future funding and working capital;
●	our need to raise additional capital and our ability to obtain sufficient funding to support our planned activities;
●	our expectations regarding future expense, profit, cash flow, or balance sheet items or any other guidance regarding future periods;
●	the accuracy of our estimates regarding expenses, capital requirements and needs for additional financing;
●	our ability to continue as a going concern;
●	the impact of the health emergencies or global geopolitical events on our business;
●	the success, safety and efficacy of our drug products;
●	accounting principles;
●	the potential outcome of any litigation or legal proceedings;
●	the scope of protection we are able to establish and maintain for intellectual property rights covering our product candidates and technology;
●	the volatility of the price of our common stock;

●	our financial performance; and
●	other factors described from time to time in documents that we file with the SEC.

Such statements are not historical facts, but are based on our current expectations and projections about future events. They are subject to risks and uncertainties, known and unknown, that could cause actual results and developments to differ materially from those expressed or implied in such statements.

In addition, many forward-looking statements concerning our anticipated future business activities assume that we are able to obtain sufficient funding to support such activities and continue our operations and planned activities. As discussed elsewhere in this prospectus, we require additional funding to continue operations, and there are no assurances that such funding will be available. Failure to timely obtain required funding would adversely affect and could delay or prevent our ability to realize the results contemplated by such forward looking statements. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important cautionary statements in this prospectus and in the documents incorporated by reference in this prospectus, particularly in the “Risk Factors” section, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. For a summary of such factors, please refer to the section entitled “Risk Factors” in this prospectus, as supplemented by the discussion of risks and uncertainties under “Risk Factors” contained in our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, our Current Reports on Form 8-K, or our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 13, 2023, as well as any amendments thereto, as filed with the SEC and which are incorporated herein by reference.

In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus or in any document incorporated herein by reference might not occur. Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus or the date of the document incorporated by reference. Further, any forward-looking statement speaks only as of the date on which it is made, and except as may be required by applicable law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. All subsequent forward-looking statements attributable to us or to any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. The following summary is qualified in its entirety by, and should be read together with, the more detailed information and financial statements and related notes thereto included in this prospectus or incorporated by reference herein. Before you decide to purchase securities in this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements and related notes included in this prospectus or incorporated by reference herein. Unless otherwise stated or the context requires otherwise, references in this prospectus to “Adamis,” the “company,” or the “Company,” “we,” “us,” or “our” refer to Adamis Pharmaceuticals Corporation and our subsidiaries, taken together.

Company Overview

With the worsening of the opioid crisis due to fentanyl poisoning and our recent merger transaction with DMK Pharmaceuticals Corporation, our focus on developing and commercializing products in the substance use disorder space including treatment of opioid use disorder has intensified and expanded, including with a more robust product pipeline. Our two commercial products are designed to treat opioid overdose and anaphylactic shock. The first is ZIMHI® (naloxone HCL Injection, USP) 5 mg/0.5 mL, which was approved by the U.S. Food and Drug Administration, or FDA, for the treatment of opioid overdose, and the second is SYMJEPI® (epinephrine) Injection 0.3mg, which was approved by the FDA for use in the emergency treatment of acute allergic reactions, including anaphylaxis, for patients weighing 66 pounds or more, and SYMJEPI (epinephrine) Injection 0.15mg, which was approved by the FDA for use in the treatment of anaphylaxis for patients weighing 33-65 pounds. The foundation of our development pipeline is a proprietary portfolio of approximately 750 proprietary small molecule neuropeptide analogues. Our lead clinical-stage product candidate is for the treatment opioid use disorder and acute and chronic pain. The library also has the potential to generate other compounds for treatment of various substance use disorders and compounds for life cycle management and backup molecules.

Recent Developments

Merger with DMK Pharmaceuticals Corporation

On May 25, 2023, we completed a merger transaction, or the Merger, with DMK Pharmaceuticals Corporation, or DMK, pursuant to an Agreement and Plan of Merger and Reorganization dated as of February 24, 2023, or the Merger Agreement, by and among DMK, Aardvark Merger Sub, Inc., a wholly-owned subsidiary of Adamis, and Adamis. Prior to the Merger, DMK was a privately-held, clinical stage biotechnology company focused on the development and commercialization of potential products for a variety of central nervous disorders. Pursuant to the Merger, each share of common stock of DMK was converted into the right to receive a number of shares of Adamis common stock and, in the case of certain DMK stockholders, shares of our Series E Convertible Preferred Stock, or Series E Preferred. Upon the closing of the Merger, Ebrahim (Eboo) Versi, M.D., Ph.D., the co-founder and chief executive officer of DMK, became the chairman and chief executive officer of Adamis, and David J. Marguglio, formerly the President, Chief Executive Officer and a director, continued as President and was also appointed Chief Operating Officer.

Reverse Stock Split of Common Stock

Following approval by our stockholders at a special meeting of stockholders of the Company held on May 15, 2023, or the Special Meeting, on May 22, 2023, we effected a 1-for-70 reverse stock split of our outstanding common stock, or the Reverse Stock Split, pursuant to which each 70 outstanding shares of our common stock were combined into one post-reverse split share of common stock. All outstanding options, restricted stock unit awards, and warrants were proportionately adjusted as a result of the Reverse Stock Split, pursuant to their respective terms. Unless otherwise indicated herein, share and per share numbers and amounts in this prospectus reflect and give effect to the Reverse Stock Split. However, the historical financial statements of the Company incorporated by reference into this prospectus, and other information and documents incorporated by reference into this prospectus, have not been revised or restated to reflect the Reverse Stock Split.

Financial Condition; Other

We have incurred substantial recurring losses from continuing operations, have used, rather than provided, cash in our continuing operations, and are dependent on additional financing to fund operations. We incurred a net loss of approximately $8.9 million and $26.5 million for the three months ended March 31, 2023 and for the year ended December 31, 2022, respectively. As of March 31, 2023, we had cash and cash equivalents of approximately $3.1 million, an accumulated deficit of approximately $313.5 million and total liabilities of approximately $18.6 million. These conditions raise doubt about our ability to continue as a going concern. To achieve our goals and support our overall strategy, we will need to raise additional funding in the future and make significant investments in, among other things, product development and working capital. Prior to the Merger, DMK obtained non-dilutive capital from government and non-government sources to enable a significant portion of its product development efforts to date, and we intend to seek such additional funding to help offset some of the costs of future product development. Although we anticipate that we will require additional equity or debt capital over the next 12 months to sustain operations, satisfy our obligations and liabilities, and fund our ongoing operations, in the longer term, if revenues from the sale of our commercial products increase sufficiently, we expect that such revenues will help reduce the need to raise additional funding through the sale of equity securities.

On July 18, 2023, David C. Benedicto, our then-chief financial officer, notified us that he was resigning from the Company effective July 21, 2023. His resignation was not a result of any disagreement with the Company or its independent auditors on any matter relating to the Company’s financial statements or accounting policies or practices. We will commence a search for a new chief financial officer. In the interim, David J. Marguglio, the Company’s President and Chief Operating Officer, has been appointed and will assume the duties of chief financial officer of the Company on an interim basis until the Company appoints a successor.

On July 25, 2023, we completed the sale of the building and real property located in Conway, Arkansas, formerly utilized by our discontinued compounding pharmacy business, as well as the personal property and equipment located at the real property and certain related assets, to an unaffiliated third party purchaser. The total aggregate consideration for the real property and other assets was approximately $2,000,000, before estimated commissions, fees and closing costs of approximately $232,700.

Products and Product Candidates

Opioid Overdose; ZIMHI (naloxone) Injection

Naloxone is an opioid antagonist used to treat narcotic overdoses. Naloxone, which is generally considered the drug of choice for immediate administration for opioid overdose, blocks or reverses the effects of the opioid, including extreme drowsiness, slowed breathing, or loss of consciousness and eventually, death. Common opioids include morphine, heroin, tramadol, oxycodone, hydrocodone and fentanyl. Since the COVID-19 pandemic, the opioid crisis has become significantly worse, and this increase has disproportionately affected adolescents. According to Bloomberg industry data, the U.S. naloxone market grew by about 15% in 2022 and according to the December 31, 2022 10-K of Emergent BioSolutions, Inc. filed in March 2023, sales of Narcan®, the leading naloxone product for treatment of opioid overdoses, were approximately $374 million for 2022.

The Centers for Disease Control and Prevention, or CDC, estimates that between 1999 and 2020 more than 932,000 people have died of drug overdoses, with annual deaths increasing during the pandemic. More recent statistics published by the CDC reported that drug overdoses resulted in approximately 107,081 deaths in the United States during the 12-month period ending December 2022, which was an approximately 51% increase over the approximately 71,030 deaths for the 12-month period ending December 2019. Overdose deaths involving opioids (including both prescription and synthetic) accounted for 81,045 of the overdose deaths in 2022 and are now the leading cause of death for Americans under age 50. More powerful synthetic opioids, like fentanyl and its analogues, are responsible for approximately 90% of those opioid deaths. These statistics are even more stark for adolescents according to the CDC. Comparing July-December 2019 to July-December 2021, overdose deaths among youngsters aged 10 to 19 years increased by 109% and in that same time period, deaths involving illicitly manufactured fentanyl increased by 182% in the same age group. In June 2021, the National Institute on Drug Abuse; National Institutes of Health; U.S. Department of Health and Human Services, published the policy brief, “Naloxone for Opioid Overdose: Life-Saving Science,” which reported that statistical modeling suggests that high rates of naloxone distribution among laypersons and emergency personnel could avert approximately 21% of opioid deaths. The brief also stated that overdoses involving highly potent synthetic opioids such as fentanyl or large quantities of opioids may require multiple doses of naloxone, and if respiratory function does not improve, naloxone doses may be repeated every two to three minutes. This need for availability of naloxone was emphasized in a CDC Morbidity and Mortality Weekly Report article in 2022 discussing drug overdose deaths among persons aged 10-19 years, which noted that potential bystanders were present in approximately two-thirds of the overdose deaths in young people aged 10 to 19, which suggests that at least some of the deaths could have been prevented and the number of deaths reduced if bystanders had been equipped naloxone, knew how to use it and provided a timely overdose response.

On October 18, 2021, we announced that the FDA had approved ZIMHI (naloxone hydrocholoride 5mg) for the treatment of opioid overdose, and it was commercially launched in the U.S. on March 31, 2022. Based on published pharmacokinetic data from FDA approved product package insert material, we believe that ZIMHI’s intramuscular route of administration could result in faster absorption compared to any other currently marketed naloxone products making it an ideal treatment for overdoses caused by more potent opioids such as fentanyl.

On June 20, 2023, Dr. Versi, our Chief Executive Officer, participated in the White House Roundtable with opioid reversal product manufacturers, hosted by White House Office of National Drug Control Policy, or ONDCP, Director Dr. Rahul Gupta, White House Domestic Policy Council Advisor Neera Tanden, U.S. Assistant Secretary for Health Admiral Rachel Levine, and U.S. Assistant Secretary for Mental Health and Substance Use Dr. Miriam E. Delphin-Rittmon. During the roundtable discussion, various members of the current White House administration discussed the opioid crisis, emphasizing the extent and importance of the opioid crisis and indicting that the administration has a directive and is seeking private-public cooperation to increase access and affordability of naloxone, including the creation of federal guidelines to remove barriers to access of all naloxone products at state and local levels. During this same visit to Washington, D.C., Dr. Versi met with 12 congressional offices, in both the Senate and the House of Representatives, and Republicans and Democrats, and discussed our support of HR 4007 that is currently being drafted that would be intended to ensure that there would be no barriers to the government purchase of any opioid reversal product. We believe these congressional meetings were very positive and that there appeared to be bipartisan support for improving access to opioid reversal products. This is particularly important for Adamis, as we believe some current regional guidelines should be revised and have prevented government agencies from being able to purchase ZIMHI.

With the increasing prevalence of illicit fentanyl on the streets, we believe the need for ZIMHI as a product that results in rapid increase in higher blood levels of naloxone is becoming ever more important and urgent. Dr. Gupta, Director of the ONDCP, stated at the White House meeting in June that about 60% of illicit pills imported into the U.S. contain deadly doses of fentanyl. In our opinion, this means that more naloxone is needed to counteract this circumstance.

The results of a study sponsored by the FDA was recently presented by Dr. David Strauss, M.D., Ph.D. Dr. Straus at a virtual public meeting of the Reagan–Udall Foundation addressing fatal overdoses. Dr. Straus is the Director of the Division of Applied Regulatory Science at the Center for Drug Evaluation and Research. The current standard of care is a single intranasal 4mg dose of naloxone, as contained in Narcan. Given the fentanyl crisis, the investigators tested this single dose against two and four doses to reverse a simulated fentanyl overdose. They showed that the most effective reversal was achieved by four administrations of 4mg intranasal naloxone given within 2.5 minutes. However, uses of these multiple doses in such a short time, while necessary, are in fact an “off-label” use of the drug and therefore pose a challenge for first responders and other caregivers. We believe that this data from the FDA sponsored study suggests that rapid delivery of naloxone is the answer to a fentanyl overdose and that a single administration of ZIMHI, based on its pharmacokinetic profile, could be the ideal agent to counter a fentanyl overdose.

Various persons with experience addressing matters relating to the opioid crisis, including certain law enforcement officials, federal government administration officials, and parent organizations, dealing with the opioid crisis also have voiced their concerns about the nation’s current capability of dealing with this opioid crisis, noting the need in many instances of opioid, and particularly fentanyl, overdoses for repeat dosing and to use multiple doses of Narcan in efforts to revive someone or achieve a recovery. Based on these experiences and other observations in the field, we believe that ZIMHI, if it was more widely available, could aid in the nation’s efforts to treat fentanyl poisoning and inadvertent overdose, although there can be no assurance that this will be the case.

Anaphylaxis; SYMJEPI; Epinephrine Injection Pre-Filled Single Dose Syringe

The American Academy of Allergy Asthma and Immunology, or AAAAI, defines anaphylaxis as a serious life-threatening allergic reaction. The most common anaphylactic reactions are to foods, insect stings, medications and latex. According to information published by AAAAI reporting on findings from a 2009-2010 study, up to 8% of U.S. children under the age of 18 had a food allergy, and approximately 38% of those with a food allergy had a history of severe reactions. Anaphylaxis requires immediate medical treatment, with epinephrine as the first course of treatment to open airways and maintain blood pressure.

We estimate that sales of prescription epinephrine products were more than approximately $1.75 billion in 2022, based on assumptions and estimates using industry data. While we cannot provide any assurances concerning whether annual prescription sales will decline or grow, we believe that the epinephrine market has the potential to grow in the future, based in part on the prevalence of medical conditions, such as anaphylaxis, cardiovascular diseases, respiratory diseases (asthma), and the increased awareness about the treatment options for the management of these diseases. The market for prescription epinephrine products is competitive, and a number of factors have resulted in, and could continue to result in, downward pressure on the pricing of, and revenues from sales of, our SYMJEPI (epinephrine) Injection 0.3mg and 0.15mg prescription epinephrine products. Our SYMJEPI (epinephrine) Injection 0.15mg and 0.3mg products allow users to administer a pre-measured epinephrine dose quickly with a device that we believe, based on human factors studies, to be intuitive to use.

On June 15, 2017, the FDA approved our SYMJEPI (epinephrine) Injection 0.3mg product for the emergency treatment of allergic reactions (Type I) including anaphylaxis. SYMJEPI (epinephrine) Injection 0.3mg is intended to deliver a dose of epinephrine, which is used for emergency, immediate administration in acute anaphylactic reactions to insect stings or bites, allergic reaction to certain foods, drugs and other allergens, as well as idiopathic or exercise-induced anaphylaxis for patients weighing 66 pounds or more. On September 27, 2018, the FDA approved our lower dose SYMJEPI (epinephrine) Injection 0.15mg product, for the emergency treatment of allergic reactions (Type I) including anaphylaxis in patients weighing 33 to 66 pounds. Our SYMJEPI injection products were fully launched in July 2019 by our then-commercialization partner Sandoz Inc. Our SYMJEPI products are currently marketed and sold by USWM, LLC, or USWM or US WorldMeds, with which we entered into an exclusive distribution and commercialization agreement, or the USWM Agreement, in May 2020 for the United States commercial rights for the SYMJEPI products, as well as for our ZIMHI product.

SYMJEPI is manufactured and tested for us by Catalent Belgium S.A. During Catalent’s routine testing, a small number of syringes with clogged needles were identified. On March 21, 2022, we announced a voluntary recall of four lots of SYMJEPI (epinephrine) Injection 0.15 mg (0.15 mg/0.3 mL) and 0.3 mg (0.3 mg/0.3 mL) due to the potential clogging of the needle preventing the dispensing of epinephrine. The recall was conducted with the knowledge of the FDA, and USWM handled the recall process for the Company, with Company oversight. As of the date of this prospectus, neither USWM nor we have received, nor are aware of, any adverse events related to this recall and in February 2023, the Company received notice from the FDA that the agency considers the voluntary recall of our SYMJEPI products to be terminated. Such notice does not preclude the FDA from taking action in the future related to the recall, and we remain responsible for compliance with applicable laws relating to the product and the recall. Catalent’s investigation determined the steel used in a specific stainless steel needle batch as the root cause for the clogged syringes observed. The Company worked with Catalent to develop corrective and preventive actions. However, despite the corrective actions and sourcing syringes which used a different batch of steel for the needles, Catalent’s attempt to resume manufacturing of SYMJEPI at its Belgium facility has resulted in similar product defects. Therefore, as of the date of this prospectus, the Company remains unable to manufacture product. While we are committed to returning SYMJEPI to the market, we will not do so until we are satisfied that sufficient corrective actions have been implemented to avoid a repeat of the circumstances which led to the voluntary recall. We are evaluating a range of options to restore SYMJEPI production, including a critical assessment of Catalent.

Product Candidates

As a result of our Merger with DMK, we acquired a library of approximately 750 novel small molecule neuropeptide analogues and a number of product candidates and technologies in development for opioid use disorder and other neuro-based disorders. We intend to focus on developing therapies with novel mechanisms of action to treat these important conditions where patients are currently underserved, including substance abuse disorders. We are developing mono, bi- and tri-functional small molecules that simultaneously modulate critical networks in the nervous system with the goal of creating treatments that are efficacious, safe, and tolerable and could address several unmet or underserved medical needs by taking the novel approach to integrate with the body’s own efforts to regain balance of disrupted physiology. By designing small molecule analogs of neuropeptides, one or multiple receptors can be targeted by a single molecule to support a transition back to a balanced neurophysiological state.

Our lead clinical stage product candidate, DPI-125, is being developed as a potential novel treatment for opioid use disorder, or OUD. We also plan to study this compound for the treatment of moderate to severe pain, where it could potentially offer a product with competitive advantages compared to currently marketed opioids (pain killers) and hence help prevent opioid addiction. Other product candidates include DPI-221, being developed for treating bladder control problems, and DPI-289 being developed for treating severe end stage Parkinson’s disease. We currently intend to focus on the development programs that target substance use disorder described above and to seek to out-license product candidates targeting indications outside of this focus.

DPI-125

DPI-125 is a small molecule that is currently being developed for two potential uses. The first is for the rapid stabilization of OUD patients actively using prescription or street opioids, including deadly fentanyl and its analogues. The second potential use is as a potent, acute analgesic, with a potentially reduced risk of respiratory depression and addiction compared to currently marketed opioids.

Most marketed opioids are pure mu agonists, which means they bind and have their effect only through the mu receptor (Fig.1). While they do provide the desired pain relief, they also carry the risk of respiratory depression, which can lead to death, and euphoria, which can cause addiction. In contrast, DPI-125 binds with all three receptors, mu, kappa and delta (Fig. 2), which is intended to result in a more balanced approach that tries to mimic the body’s own endorphins and hence reduced risk of respiratory depression, abuse liability and death.

We have completed a human Phase 1 dose escalation study with DPI-125, and the pharmacokinetic data showed that the drug was well tolerated in the human study, with no serious adverse events, deaths or dropouts. The next anticipated development step will be human proof of concept studies, which will attempt to confirm what has been demonstrated in preclinical studies in terms of reduced or absent respiratory depression and abuse liability. Following these proof-of-concept studies, assuming adequate funding and no unexpected developments, we believe that the next development step will be to proceed into Phase 2 trials for the treatment of OUD and acute pain, where the focus of the trials will not only be on efficacy, but also safety and tolerability. We believe that the same characteristics and mechanism of action that may make DPI-125 a useful product in the fight against addiction could also make it a significant alternative to all currently marketed opioids used for treating pain.

Fig. 1: Schema showing a cell surface with the transmembrane mu, kappa and delta receptors. Opiates bind to just the mu receptors conferring analgesia, but there is the risk of death and addiction.

Fig. 2: DPI-125 is a ‘triple agonist’; meaning that it readily binds and interacts positively with all three opioid receptors (Mu, Kappa & Delta). This balanced approach more closely mimics the body’s natural endorphins and is intended to counteract respiratory depression while not providing the euphoria that can cause addiction.

DPI-221

DPI-221 is a small molecule currently in development as what we believe is a unique alternative to surgery for benign prostatic hyperplasia, or BPH, by reestablishing bladder control. BPH is a common problem with approximately six million men seeking treatment annually, with an estimated market size of approximately $5.4 billion annually in the United States. BPH is a common, chronic disease caused by an enlarged prostate. DPI-221 may offer a novel approach to the treatment of BPH by acting on the central nervous system to suppress abnormal activity without interfering with normal bladder function. In preclinical studies, DPI-221 was effective at reestablishing neural control of the bladder, which returns the bladder to more normal function, allowing coordinated bladder contractions and efficient voiding.

A first-in-human Phase 1 oral dose escalation study, showed that the drug was safe and tolerable in the study. There were no serious adverse events, deaths or study dropouts. The pharmacokinetic, or PK, characteristics have allowed planning of a proof-of-concept study, which is anticipated to be a human urodynamic study to determine the efficacious dose that will inform dosing in a subsequent Phase 2 study. We believe that if successfully developed, this medication could prevent or reduce the need for BPH surgery.

DPI-289

DPI-289, also a small molecule, has been developed to treat patients suffering from severe Parkinson’s disease, or PD. Many of these patients will have been treated with a current leading treatment product called levodopa, or L-DOPA. Unfortunately, after a few years of treatment, the duration of effect is markedly curtailed (reduced “on-time”) and patients can exhibit severe abnormal movements called levodopa induced dyskinesia, or LID, which make it difficult or impossible to lead a normal life. Preclinical studies have demonstrated DPI-289’s ability to treat parkinsonian disability in rodent and non-human primate models to dramatically increase on-time without causing dyskinesia. Our initial goal with respect to this product candidate is to target patients late in their disease who require deep brain stimulation (DBS-brain surgery) to prevent such surgeries and also treat those patients who are not eligible for DBS. Given this target population, we plan to seek orphan drug status from the FDA and international regulatory agencies. Initially, we intend to develop the compound as monotherapy, but we anticipate that future studies will examine its utility in PD patients as combination therapy with L-DOPA to increase “on-time” without increasing the debilitating side effect of dyskinesia.

We anticipate that the next step for this program, assuming adequate funding and no unexpected developments, will be to carry out IND-enabling toxicology studies to allow the filing of an Investigational New Drug Application, or IND, for the first in-person studies. If orphan drug status is conferred by the FDA or other international regulatory bodies, the cost and duration of the clinical development program may be significantly reduced, allowing for approval in an accelerated time frame.

Grant Funding

To date and prior to the Merger, development programs for these product candidates have been largely financed by funding from government and non-governmental organization, or NGO, awards or grants, including without limitation from the National Institute on Drug Abuse, or NIDA, a division of the National Institutes of Health, or NIH, the New Jersey Commission on Science, Innovation and Technology, or CSIT, and the Michael J. Fox Foundation, which has previously provided approximately $1.5 million in grant funding to support much of the preclinical work for DPI-289. DMK was also the recipient of a grant from the National Institute on Alcohol Abuse and Alcoholism, or NIAAA, of the NIH to support the development of a novel bifunctional small molecule for the treatment of Alcohol Use Disorder, or AUD. The grant funding will help fund this preclinical, early-stage project to use gold-standard preclinical assays to vet our library of molecules that possess the bi-functional attributes hypothesized to reduce excessive alcohol use. In the future, we plan to continue to seek non-dilutive government funding from the NIH and NGOs as well as funding from other sources. Each of the NIH grants relates to agreed-upon direct and indirect costs for specific studies or clinical trials, which may include costs such as personnel and consulting costs, and costs paid to contract research organizations, or CROs, research institutions or other third parties involved in the grant. We are reimbursed for our eligible direct and indirect costs over time, up to the maximum amount of each specific grant award. Only costs that are allowable under the grant award, certain government regulations and the NIH’s supplemental policy and procedure manual may be claimed for reimbursement, and the reimbursements are subject to routine audits from governmental agencies from time to time. The NIH or other government agency may review our performance, cost structures and compliance with applicable laws, regulations, policies and standards and the terms and conditions of the applicable NIH grant. If any of our expenditures are found to be unallowable or allocated improperly or if we have otherwise violated terms of such NIH grant, the expenditures may not be reimbursed and/or we may be required to repay funds already disbursed.

Future Development Plans

Our development plans concerning our product candidates, including DPI-125 and the other product candidates described above, and anticipated dates for future preclinical or clinical trials regarding our product candidates, are affected by a number of factors, including the availability of adequate funding to support product development efforts and studies, the results of preclinical or clinical studies that we may conduct, developments in the marketplace including the introduction of potentially competing new products by competitors, regulatory developments including the outcome of any future discussions with the FDA concerning the regulatory approval pathway of the applicable product candidate including the number and kind of clinical trials that the FDA will require before the FDA will consider regulatory approval of the applicable product, and any unexpected difficulties in licensing or sublicensing intellectual property rights that may be required for other components of the product. As a result, the timing and progress of our product development plans could be affected by such considerations and, should we choose to seek development, out-licensing or commercialization partners for one or more of our products or product candidates, our success in negotiating and entering into development, out-licensing or commercialization agreements relating to our product candidates. In considering development and commercialization alternatives for our products and product candidates and technologies, we may seek to enter into out-licensing or development agreements for product candidates or technologies that are not within our core areas of focus.

DMK Intellectual Property

DMK has (i) four issued patents in the United States, two divisional and one provisional United States patent applications; (ii) two pending Canadian patent applications; and (iii) one pending European patent application. The patent portfolio comprises of utility patents and one provisional patent for composition of matter of a transdermal drug delivery system. The patent portfolio covers inventions for the treatment of drug addiction and Parkinson’s disease. The issued patents are expected to expire between 2026 and 2038, not taking into account any potential patent-term extensions that may be available in the future. The pending or provisional patent applications, if granted, are expected to expire between 2037 and 2043, not taking into account any potential patent-term extensions that may be available in the future.

Corporate Information

We are incorporated under the laws of the State of Delaware. Our principal executive offices are located at 11682 El Camino Real, Suite 300, San Diego, CA 92130, and our telephone number is (858) 997-2400. Our website address is: www.adamispharmaceuticals.com. We have included our website address as a factual reference and do not intend it to be an active link to our website. The information that can be accessed through our website is not part of this prospectus, and investors should not rely on any such information in deciding whether to purchase our securities.

Smaller Reporting Company

We are also currently a “smaller reporting company,” meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company, and have a public float of less than $250 million or annual revenues of less than $100 million during the most recently completed fiscal year. As a result, the disclosure that we are required to provide in our SEC filings is less in certain respects than it would be if we were not considered a “smaller reporting company.” Specifically, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, only being required to provide two years of audited financial statements in annual reports. Decreased disclosures in our SEC filings due to our status as a “smaller reporting company” may make it harder for investors to analyze our results of operations and financial prospects.

The Offering

Units to be Offered	Up to 5,263,158 units, each unit consisting of one share of common stock and one common warrant to purchase one share of common stock.

Pre-funded Units to be Offered

We are also offering to certain purchasers whose purchase of units in this offering would otherwise result in the purchaser, together with its affiliates, beneficially owning more than 4.99% of our outstanding common stock immediately following the consummation of this offering, the opportunity to purchase, if such purchasers so choose, pre-funded units, each pre-funded unit consisting of one pre-funded warrant to purchase one share of common stock and one common warrant to purchase one share of common stock, in lieu of units that would otherwise result in any such purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock. The purchase price of each pre-funded unit will equal the price per unit being sold to the public in this offering, minus $0.0001, and the exercise price of each pre-funded warrant will be $0.0001 per share of common stock. For each pre-funded unit we sell, the number of units we are offering will be decreased on a one-for-one basis. This offering also relates to the shares of common stock issuable upon the exercise of any pre-funded warrants or common warrants comprising the pre-funded unit sold in this offering.

Description of Common Warrants	Each common warrant will have an exercise price of $______ per share, will be immediately exercisable and will expire on the five (5) year anniversary of the original issuance date. This prospectus also relates to the offering of the shares of common stock issuable upon exercise of the common warrants.

Description of Pre-Funded Warrants	Each pre-funded warrant will have an exercise price of $0.0001 per share, will be immediately exercisable and may be exercised at any time until all of the pre-funded warrants are exercised in full. This prospectus also relates to the offering of the shares of common stock issuable upon exercise of the pre-funded warrants.

Common Stock Outstanding before this Offering	2,378,295 shares

Common Stock Outstanding after this Offering	7,641,453 shares (assuming the sale of the maximum number of units covered by this prospectus, no sale of pre-funded units and no exercise of the common warrants issued in this offering).

Use of Proceeds

Assuming the maximum number of units are sold in this offering at an assumed public offering price of $1.90 per unit, which represents the closing price of our common stock on the Nasdaq Capital Market on July 21, 2023, and assuming no issuance of pre-funded warrants in connection with this offering, we estimate that the net proceeds from our sale of shares of our common stock in this offering will be approximately $8,850,000, after deducting the placement agent fees and estimated offering expenses payable by us and assuming no sale of any pre-funded units offered in this offering. However, this is a reasonable best efforts offering with no minimum number of securities or amount of proceeds as a condition to closing, and we may not sell all or any of these securities offered pursuant to this prospectus; as a result, we may receive significantly less in net proceeds. We currently intend to use the net proceeds from this offering for working capital and general corporate purposes, which may include, without limitation, expenditures relating to research, development and clinical trials relating to our products and product candidates, manufacturing, capital expenditures, hiring additional personnel, the payment, repayment, refinancing, redemption or repurchase of existing or future indebtedness, obligations or capital stock, and payment of obligations and liabilities. We may also use the proceeds to acquire or invest in complementary products, services, technologies or other assets, although we have no agreements or understandings with respect to any acquisitions or investments at this time. For additional information please refer to the section entitled “Use of Proceeds” on page 24 of this prospectus.

Risk Factors	An investment in our securities involves a high degree of risk. See “Risk Factors” beginning on page 14 of this prospectus and the other information included in and incorporated by reference into this prospectus for a discussion of the risk factors you should carefully consider before deciding to invest in our securities.

Nasdaq Capital Market Symbol	“ADMP.” There is no established trading market for the common warrants or the pre-funded warrants, and we do not expect a trading market to develop. We do not intend to list the common warrants or the pre-funded warrants on any securities exchange or other trading market. Without a trading market, the liquidity of the common warrants and the pre-funded warrants will be extremely limited.

Reasonable Best Efforts Offering	We have agreed to offer and sell the securities offered hereby to the purchasers through the placement agent. The placement agent is not required to buy or sell any specific number or dollar amount of the securities offered hereby, but it will use its reasonable best efforts to solicit offers to purchase the securities offered by this prospectus. See “Plan of Distribution” on page 42 of this prospectus.

Unless we indicate otherwise, all information in this prospectus, except for our consolidated financial statements and notes thereto included or incorporated by reference herein, gives effect to and reflects a 1-for-70 reverse stock split of our issued and outstanding shares of common stock (and proportional adjustment of options, warrants and restricted stock units) effected May 22, 2023, and the corresponding adjustment of all common stock price per share and stock option and warrant exercise price data.

The number of shares of our common stock to be outstanding upon completion of this offering is based on 2,378,295 shares of common stock outstanding as March 31, 2023, and excludes, as of such date, the following: (i) 59,277 shares of common stock issuable upon exercise of outstanding stock options, with exercise prices ranging from $43.40 to $592.20 and having a weighted average exercise price of $287.16 per share, and 9,286 shares issuable upon the vesting of restricted stock units outstanding, awarded under our equity incentive plans, 2,143 shares of which were issued after March 31, 2023 following such vesting; (ii) outstanding warrants and the shares issuable upon exercise of such warrants, to purchase the following numbers of shares of common stock: 840 shares at an exercise price of $595.00 per share; 197,055 shares at an exercise price of $80.50 per share; 5,000 shares at an exercise price of $49.00 per share; 10,714 shares at an exercise price of $32.90 per share; and 685,714 shares at an exercise price of $9.66 per share; (iii) 202,455 shares of common stock reserved for future issuance under our 2020 Equity Incentive Plan; (iv) 1,941.2 shares of Series E Preferred convertible into approximately 1,941,200 shares of common stock subject to various beneficial ownership and other limitations and restrictions on conversion, and 302,815 shares of common stock, issued after March 31, 2023, in connection with the closing of the Merger transaction with DMK; (v) outstanding options to purchase 231,490 shares of common stock at an exercise price of $2.90 per share that we assumed in connection with the Merger, and 18,005 remaining unallocated shares reserved for issuance pursuant to the 2016 DMK Stock Plan that we assumed in connection with the Merger; (vi) approximately 9,967 shares of common stock issuable upon conversion of 3,000 outstanding shares of Series C Convertible Preferred Stock, or Series C Preferred; (vii) options to purchase 24,962 shares of common stock that expired unexercised after March 31, 2023; and (viii) 107,142 shares of common stock (post Reverse Stock Split) issued pursuant to the exercise of prefunded warrants after March 31, 2023.

Unless otherwise indicated, this prospectus assumes no exercise of the pre-funded warrants and the warrants offered hereby.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding to invest in our securities, you should consider carefully the risks and uncertainties described below and under Item 1A.“Risk Factors” in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission, or SEC, on March 16, 2023, and our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 13, 2023, which are each incorporated by reference in this prospectus, together with all of the other information contained in this prospectus and documents incorporated by reference herein, and in any free writing prospectus that we have authorized for use in connection with this offering. If any of the matters discussed in the following risk factors were to occur, our business, financial condition, results of operations, cash flows or prospects could be materially adversely affected, the market price of our common stock could decline and you could lose all or part of your investment in our securities. Additional risks and uncertainties not presently known or which we consider immaterial as of the date hereof may also have an adverse effect on our business.

Risks Related to This Offering and Ownership of Our Securities

This is a reasonable best efforts offering, with no minimum amount of securities required to be sold, and we may sell fewer than all of the securities offered hereby.

The placement agent has agreed to use its reasonable best efforts to solicit offers to purchase the units and pre-funded units in this offering. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. There is no required minimum number of securities that must be sold as a condition to completion of this offering. As there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, placement agent fees and proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth above. We may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell all of the units or pre-funded units offered in this offering. The success of this offering will impact our ability to use the proceeds to execute our business plans. We may have insufficient capital to implement our business plans, potentially resulting in greater operating losses unless we are able to raise the required capital from alternative sources. There is no assurance that alternative capital, if needed, would be available on terms acceptable to us, or at all.

You will experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase, and may experience additional dilution in the future.

Because the effective price per share of common stock included in the units or issuable upon exercise of the warrants or pre-funded warrants being offered may be substantially higher than the net tangible book value per share of our common stock, you may experience substantial dilution to the extent of the difference between the effective offering price per share of common stock you pay in this offering and the net tangible book value per share of our common stock immediately after this offering. Assuming the sale of 5,263,158 units at a public offering price of $1.90 per unit and our net tangible book value as of March 31, 2023, and assuming no sale of any pre-funded units in this offering, no exercise of any of the common warrants being offered in this offering, and after deducting the placement agent fees and estimated offering expenses payable by us, you will incur immediate dilution in as adjusted net tangible book value of approximately $2.01 per share. As a result of the dilution to investors purchasing securities in this offering, investors may receive significantly less than the purchase price paid in this offering, if anything, in the event of the liquidation of our company. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you participate in this offering. To the extent shares are issued under outstanding options, warrants and convertible securities at exercise prices or conversion prices lower than the public offering price of the units offered in this offering, you will incur further dilution.

If we sell additional shares of common stock in future financings, shareholders may experience immediate dilution and, as a result, our share price may decline.

Our charter allows us to issue up to 200,000,000 shares of our common stock and up to 10,000,000 shares of preferred stock. To raise additional capital, we may in the future sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that are lower than the prices paid by existing stockholders, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. If we issue shares of common stock or securities convertible or exercisable into shares of common stock, our shareholders would experience additional dilution and, as a result, our share price may decline.

Certain of our securities issued in prior offerings include a right to receive the Black-Scholes value of the unexercised portion of those securities in the event of a fundamental transaction, which payment could be significant.

Most of our outstanding warrants to purchase shares of common stock issued by us in prior offerings provide that, in the event of a “fundamental transaction” that is approved by our board of directors, including, among other things, a merger or consolidation of our company, sale of all or substantially all of our assets or a sale of a certain percentage of our common stock, the holders of such warrants have the option to require us to pay to such holders an amount of cash equal to the Black-Scholes value of the warrants. Such amount could be significantly more than the warrant holders would otherwise receive if they were to exercise their warrants and receive the same consideration as the other holders of common stock, which in turn could reduce the consideration that holders of common stock would be concurrently entitled to receive in such fundamental transaction. Any payments we may be required to make to such holders under these provisions could also reduce the amount of net proceeds available to us from this offering. Additionally, any future equity financing that we conduct may require us to issue securities that have a similar feature.

We will have broad discretion in using the proceeds of this offering, and we may not effectively spend the proceeds.

Our management will have broad discretion in the application of the net proceeds, including for any of the purposes described in the section of this prospectus entitled “Use of Proceeds.” You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our securities to decline and delay the development of our product candidates. Our management might not be able to yield a significant return, if any, on any investment of these net proceeds, and you will not have the opportunity to influence our decisions on how to use our net proceeds from this offering.

An active trading market for our shares may not be sustained.

Although our shares are listed on the Nasdaq Capital Market, the market for our shares has demonstrated varying levels of trading activity. The current level of trading may not be sustained in the future. The lack of an active market for our shares may impair investors’ ability to sell their shares at the time they wish to sell them or at a price that they consider reasonable, may reduce the fair market value of their shares and may impair our ability to raise capital to continue to fund operations by selling shares and may impair our ability to acquire additional intellectual property assets by using our shares as consideration.

The price of our common stock may be volatile.

The market price of our common stock may fluctuate substantially. For example, from January 2022 to June 30, 2023, the market price of our common stock has fluctuated between $1.90 and $59.32, as adjusted by and giving effect to the Reverse Stock Split. Market prices for securities of early-stage pharmaceutical, biotechnology and other life sciences companies have historically been particularly volatile. The price of our common stock that will prevail in the market after this offering may be higher or lower than the price that you have paid, depending on many factors, some of which are beyond our control and may not be related to our operating performance. Market prices for securities of early-stage pharmaceutical, biotechnology and other life sciences companies have historically been particularly volatile. Some of the factors that may cause the market price of our common stock to fluctuate include:

●	relatively low trading volume, which can result in significant volatility in the market price of our common stock based on a relatively smaller number of trades and dollar amount of transactions;
●	the timing and results of our current and any future preclinical or clinical trials of our product candidates;
●	the entry into or termination of key agreements, including, among others, key collaboration and license agreements;
●	the results and timing of regulatory reviews relating to the approval of our product candidates;
●	the timing of, or delay in the timing of, commercial introductions of any of our products;
●	the initiation of, material developments in, or conclusion of, litigation or legal proceedings, including a negative outcome in any litigation or legal proceeding;
●	failure of any of our products or product candidates to achieve commercial success;
●	general and industry-specific economic conditions that may affect our research and development expenditures;
●	the results of clinical trials conducted by others on products that would compete with our product candidates;
●	the loss of key employees;
●	the introduction of technological innovations or new commercial products by our competitors;
●	future sales of our common stock or exercise of our outstanding warrants;
●	publicity or announcements regarding regulatory developments relating to our products;

●	period-to-period fluctuations in our financial results, including our cash and cash equivalents balance, operating expenses, cash burn rate or revenue levels;
●	common stock sales in the public market by one or more of our larger stockholders, officers or directors;
●	our filing for protection under federal bankruptcy laws;
●	effects of public health crises, pandemics and epidemics, such as the COVID-19 outbreak; or
●	other potentially negative financial announcements, such as a review of any of our filings by the SEC, changes in accounting treatment or restatement of previously reported financial results or delays in our filings with the SEC.

The stock markets in general have experienced substantial volatility that has often been unrelated to the operating performance of individual companies. These broad market fluctuations may also adversely affect the trading price of our common stock and value of our outstanding warrants. In the past, following periods of volatility in the market price of a company’s securities, stockholders have often instituted class action securities litigation against those companies. Such litigation, if instituted, could result in substantial costs and diversion of management attention and resources, which could significantly harm our profitability and reputation.

If our shares become subject to the penny stock rules, it may be more difficult to sell our shares.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The OTC Bulletin Board does not meet such requirements and if the price of our shares is less than $5.00 and our shares are no longer listed on a national securities exchange such as the Nasdaq Capital Market, our shares may be deemed a penny stock. The penny stock rules require a broker-dealer, at least two business days prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver to the customer a standardized risk disclosure document containing specified information and to obtain from the customer a signed and date acknowledgment of receipt of that document. In addition, the penny stock rules require that prior to effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive: (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our shares, and therefore shareholders may have difficulty selling their shares.

Future sales of substantial amounts of our common stock, or the possibility that such sales could occur, could adversely affect the market price of our common stock.

Future sales in the public market of our common stock, including shares offered by the prospectus or shares issued upon exercise of our outstanding stock options, warrants or convertible securities, or the perception by the market that these issuances or sales could occur, could lower the market price of our common stock and value of our outstanding warrants or make it difficult for us to raise additional capital. As of March 31, 2023, we had approximately 2,378,295 shares of common stock issued and outstanding, substantially all of which we believe may be sold publicly, subject in some cases to volume and other limitations, provisions or limitations in registration rights agreements, or prospectus-delivery or other requirements relating to the effectiveness and use of registration statements registering the resale of such shares. In addition, we have a substantial number of outstanding options, warrants, restricted stock units and convertible securities. In general, subject to applicable vesting requirements, upon exercise of these options or warrants, issuance of shares following vesting of the restricted stock units, or issuance of shares upon conversion of outstanding convertible securities, the underlying shares may be resold into the public market, subject in some cases to volume and other limitations or prospectus-delivery requirements pursuant to registration statements filed or to be filed registering the resale of such shares.

This offering may cause the trading price of our Common Stock to decrease.

The number of shares of common stock underlying the securities we propose to issue and ultimately will issue if this offering is completed, may result in an immediate decrease in the market price of our common stock. This decrease may continue after the completion of this offering. We cannot predict the effect, if any, that the availability of shares for future sale represented by the pre-funded warrants or common warrants issued in connection with the offering will have on the market price of our common stock from time to time.

Our failure to meet the continued listing requirements of Nasdaq could result in a delisting of our common stock, which could negatively impact the market price and liquidity of our common stock and our ability to access the capital markets.

Our common stock is currently listed on the Nasdaq Capital Market. If we fail to satisfy the continued listing requirements of Nasdaq, such as the corporate governance requirements, the minimum closing bid price requirement, or applicable market capitalization or shareholder equity requirements, Nasdaq may take steps to delist our common stock. Such a delisting would have a negative effect on the price of our common stock, impair the ability to sell or purchase our common stock when persons wish to do so, and any delisting materially adversely affect our ability to raise capital or pursue strategic restructuring, refinancing or other transactions on acceptable terms, or at all. Delisting from the Nasdaq Capital Market could also have other negative results, including the potential loss of institutional investor interest and fewer business development opportunities. In the event of a delisting, we would attempt to take actions to restore our compliance with Nasdaq’s listing requirements, but we can provide no assurance that any such action taken by us would allow our common stock to become listed again, stabilize the market price or improve the liquidity of our common stock, prevent our common stock from dropping below the Nasdaq minimum bid price requirement or prevent future non-compliance with Nasdaq’s listing requirements.

On December 28, 2022, we were notified by the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) that, based upon our non-compliance with the minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2) (the “Rule”) as of December 27, 2022, our common stock was subject to delisting unless we timely requested a hearing before the Nasdaq Hearings Panel (the “Panel”). We timely requested a hearing before the Panel, and a hearing was held on February 16, 2023. On February 21, 2023, the Staff notified us that the Panel has granted our request for continued listing of our common stock on the Nasdaq Capital Market and an extension until June 26, 2023 (the “Compliance Period”) to regain compliance with the continued listing requirements for The Nasdaq Capital Market, including the Rule. We effected the Reverse Stock Split on May 22, 2023. On June 21, 2023, we received a communication from Nasdaq indicating that we demonstrated compliance with the requirements to remain listed on The Nasdaq Capital Market, as required by the Panel’s February 21, 2023, decision, and that pursuant to Listing Rule 5815(d)(4)(B), we will be subject to a Mandatory Panel Monitor for a period of one year from the date of the communication. If, within that one-year monitoring period, the Staff finds us again out of compliance with the Rule, notwithstanding Rule 5810(c)(2) we will not be permitted to provide the Staff with a plan of compliance with respect to that deficiency and Staff will not be permitted to grant additional time for the Company to regain compliance with respect to that deficiency, nor will we be afforded an applicable cure or compliance period pursuant to Rule 5810(c)(3), and the Staff will instead issue a delist determination letter and we will have an opportunity to request a new hearing with the initial Panel or a newly convened Hearings Panel if the initial Panel is unavailable. At any such hearing, we will have the opportunity to respond/present to the Hearings Panel as provided by Listing Rule 5815(d)(4)(C).  There can be no assurance that any such Panel or Hearing Panel would grant us additional time to regain compliance.

On April 12, 2023, we received a notice (the “Notice”) from the Staff of Nasdaq, notifying us that for the last 30 consecutive business days, our minimum Market Value of Listed Securities (“MVLS”) was below the minimum of $35 million required for continued listing on the Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(b)(2) (the “Market Value Standard”). The Notice is only a notification of deficiency, not of imminent delisting, and has no current effect on the listing or trading of our common stock on the Nasdaq Capital Market. Consequently, a deficiency exists with regard to the Nasdaq listing rules. In accordance with the listing rules, we will have 180 days, or until October 9, 2023, to either regain compliance with the Market Value Standard, or satisfy another listing criteria such as having a minimum shareholder equity of $2.5 million. To regain compliance with the Market Value Standard, the MVLS for our common stock must be at least $35 million for a minimum of 10 consecutive business days at any time during this 180-day period. If we regain compliance with an applicable listing standard, we anticipate that the Nasdaq Staff will provide us with written confirmation and will close the matter. If we do not regain compliance with the applicable listing standard by October 9, 2023, Nasdaq will provide notice that our securities are subject to delisting from the Nasdaq Capital Market. In the event of such notification, the Nasdaq rules permit us an opportunity to appeal Nasdaq’s determination and request a hearing before a Hearing Panel. We intend to monitor both the MVLS and our shareholder equity between now and October 9, 2023, and may, if appropriate, evaluate available options to resolve the deficiency and regain compliance with the MVLS rule. However, there can be no assurance that we will be able to regain or maintain compliance with Nasdaq listing criteria in the future.

The rights of the holders of common stock may be impaired by the potential issuance of preferred stock.

Our restated certificate of incorporation gives our board of directors the right to create new series of preferred stock. As a result, the board of directors may, without stockholder approval, issue preferred stock with voting, dividend, conversion, liquidation or other rights which could adversely affect the voting power and equity interest of the holders of common stock. Preferred stock, which could be issued with the right to more than one vote per share, could be utilized as a method of discouraging, delaying or preventing a change of control. The possible impact on takeover attempts could adversely affect the price of our common stock.

We may not receive any additional funds upon the exercise of the common warrants.

Each common warrant has an exercise price of $______ per share, and may also be exercised in certain circumstances by way of a cashless exercise, meaning that the holder may not pay a cash purchase price upon exercise, but instead would receive upon such exercise the net number of shares of our common stock determined according to the formula set forth in the warrant. Accordingly, we may not receive any additional funds, or any significant additional funds, upon the exercise of the warrants.

There is no public market for the common warrants or pre-funded warrants being offered by us in this offering.

There is no established public trading market for the common warrants or the pre-funded warrants, and we do not expect a market to develop. In addition, we do not intend to apply to list the common warrants or the pre-funded warrants on any national securities exchange or other nationally recognized trading system. Without an active market, the liquidity of the common warrants and the pre-funded warrants will be limited.

The common warrants included in the units and in the pre-funded units are speculative in nature.

The common warrants represent the right to acquire shares of common stock at a fixed price. Specifically, commencing on the date of issuance, holders of the common warrants may acquire the shares of common stock issuable upon exercise of such warrants at an exercise price of $            per share of common stock. Moreover, following this offering, the market value of the common warrants is uncertain and there can be no assurance that the market value of the common warrants will equal or exceed the public offering price. There can be no assurance that the market price of the shares of common stock will ever equal or exceed the exercise price of the common warrants, and consequently, whether it will ever be profitable for holders of common warrants to exercise the common warrants.

Except as otherwise set forth in the common warrants and pre-funded warrants, holders of the common warrants and the pre-funded warrants offered hereby will have no rights as stockholders with respect to the shares of common stock underlying the common warrants and the pre-funded warrants until such holders exercise their common warrants and pre-funded warrants and acquire our common stock.

Except as otherwise set forth in the common warrants and pre-funded warrants, until holders of the common warrants and the pre-funded warrants acquire shares of our common stock upon exercise thereof, such holders of the common warrants and the pre-funded warrants will have no rights with respect to the shares of our common stock underlying such warrants, such as voting rights. Upon exercise of the common warrants or the pre-funded warrants, as the case may be, the holder will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

Risks Related to our Business, Industry and Financial Condition

There is substantial doubt about our ability to continue as a going concern.

Our consolidated financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, as shown in our consolidated financial statements for the year ended December 31, 2022, included in our Annual Report on Form 10-K for the year ended December 31, 2022, we have sustained substantial recurring losses from operations. In addition, we have used, rather than provided, cash in our continuing operations. As of March 31, 2023, we had cash and equivalents of approximately $3.1 million. The above conditions raise substantial doubt about our ability to continue as a going concern within one year after such date. Our consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should we be unable to continue in existence. Uncertainty concerning our ability to continue as a going concern, among other factors, may hinder our ability to obtain future financing. Continued operations and our ability to continue as a going concern are dependent, among other factors, on our ability to successfully develop and commercialize products, the market acceptance and success of our products and our ability to obtain additional required funding in the near term and thereafter. If we cannot continue as a viable entity, we might be required to reduce or cease operations or seek dissolution and liquidation or bankruptcy protection, and our stockholders would likely lose most or all of their investment in us.

Our ability to obtain required financing will be subject to a number of factors, including without limitation market conditions, our capitalization, our operating performance and investor sentiment. If we are unable to raise additional capital when required or on acceptable terms, we may have to significantly delay, scale back or discontinue the development or commercialization of one or more of our product candidates, restrict our operations or attempt to obtain funds by entering into agreements on unattractive terms, which would likely have a material adverse effect on our business, stock price and our relationships with third parties with whom we have business relationships, and which could result in additional dilution to our stockholders. If we do not have sufficient funds to continue operations, we could be required to seek bankruptcy protection or other alternatives that would likely result in our stockholders losing some or all of their investment in us.

We have incurred losses since our inception, and we anticipate that we will continue to incur losses. We may never achieve or sustain profitability.

We incurred significant net losses for the three months ended March 31, 2023. We expect that these losses will continue as we continue our research and development activities, support commercialization of our approved products, and continue to conduct our business. These losses will cause, among other things, our stockholders’ equity and working capital to decrease. Any future earnings and cash flow from operations of our business are dependent on our ability to further develop our products and on revenue and profitability from sales of products. There can be no assurance that we will be able to generate sufficient revenue and amounts payable to us under our commercialization agreement relating to our SYMJEPI and ZIMHI products or other commercialization agreements that we may enter into to become profitable at all or on a sustained basis. We expect to have quarter-to-quarter fluctuations in revenue and expenses, some of which could be significant. If our products do not achieve market acceptance, we may never become profitable. As we commercialize and market products, we may incur expenses for product marketing and brand awareness and conduct significant research, development, testing and regulatory compliance activities that, together with general and administrative expenses, could result in substantial operating losses for the foreseeable future. Even if we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis.

We will require additional funding to continue as a going concern.

Our continued operations and the development of our business will require additional capital. Based on our current and anticipated level of operations, we do not believe that our cash, cash equivalents and short-term investments, together with anticipated revenues from operations and amounts that we expect to receive as a result of our sales of assets relating to our former U.S. Compounding, Inc. business or from other sources, will be sufficient to meet our anticipated operating expenses, liabilities and obligations for at least 12 months from the date of this prospectus. Even with the net proceeds from this offering, we will require additional funds to sustain operations, satisfy our obligations and liabilities, fund our ongoing operations, or for other purposes. There are no assurances that required funding will be available at all or will be available in sufficient amounts or on reasonable terms. In addition to product revenues, we have historically relied upon sales of our equity or debt securities to fund our operations. We currently have no available balance in our credit facility or committed sources of capital, and a number of factors may limit or prevent our current ability to access capital markets to obtain any required equity or debt funding. Delays in obtaining, or the inability to obtain, required funding from revenues relating to sales of our commercial products, debt or equity financings, sales of assets, sales or out-licenses of intellectual property assets, products, product candidates or technologies, or other transactions or sources, would materially and adversely affect our ability to satisfy our current and future liabilities and obligations, and would materially and adversely affect our ability to continue operations.

Our ability to obtain required debt or equity financing or funds from other transactions will be subject to a number of factors, including without limitation market conditions, our capitalization, our operating performance and investor sentiment. The terms of any such funding, or the terms of any strategic transaction that we might enter into, could result in significant dilution to our stockholders. If we are unable to raise additional funds when required or on acceptable terms, we may have to significantly restrict our operations or seek to obtain funds by entering into agreements on unattractive terms, which would likely have a material adverse effect on our business, stock price and our relationships with third parties with whom we have business relationships, and which could result in additional dilution to our stockholders. If we do not have sufficient funds to continue operations, we could be required to seek dissolution and liquidation, bankruptcy protection or other alternatives that would likely result in our stockholders losing some or all of their investment in us.

Statements in this prospectus concerning our future plans and operations are dependent on our ability to secure adequate funding and the absence of unexpected delays or adverse developments. We may not be able to secure required funding.

The statements contained in this prospectus concerning future events or developments or our future activities, such as concerning research and development activities or regulatory matters, commercial introduction of any products that we may develop in the future, anticipated outcome of any legal proceedings in which we are involved, and other statements concerning our future operations and activities, are forward-looking statements that in each instance assume that we have or are able to obtain sufficient funding to support such activities and continue our operations and satisfy our liability and obligations in a timely manner. There can be no assurance that this will be the case. Also, such statements assume that there are no significant unexpected developments or events that delay or prevent such activities from occurring. Failure to timely obtain any required additional funding, or unexpected developments or events, could delay the occurrence of such events or prevent the events described in any such statements from occurring which could adversely affect our business, financial condition and results of operations.

We have received grand jury subpoenas issued in connection with a criminal investigation and are subject to other investigations and legal proceedings.

As we have previously disclosed, on May 11, 2021, each of the company and its USC subsidiary received a grand jury subpoena from the U.S. Attorney’s Office for the Southern District of New York (the “USAO”) issued in connection with a criminal investigation, requesting a broad range of documents and materials relating to, among other matters, certain veterinary products sold by the company’s USC subsidiary, certain practices, agreements and arrangements relating to products sold by USC, including veterinary products, and certain regulatory and other matters relating to the company and USC. The Audit Committee of the Board engaged outside counsel to conduct an independent internal investigation to review these and other matters. The company has also received requests from the SEC that the company voluntarily provide documents and information in connection with the SEC’s investigation relating to certain matters including matters arising from the subject matter of the subpoenas from the USAO. The company has produced and will continue to produce and provide documents in response to the subpoenas and requests. The company intends to continue cooperating with the USAO and the SEC, and has continued to engage in communications with the SEC and USAO regarding their investigations. We could receive additional requests from the USAO, SEC, or other authorities, which may require further investigation, and additional issues or facts could arise or be determined, which could expand the scope, duration or outcome of the investigation. We are unable to predict the duration, scope, or final outcome of the investigations by the USAO, SEC, or other agencies or what proceedings the USAO, SEC, or other federal or state authorities may initiate if the foregoing matters are not resolved. However, in connection with resolution of these matters, we or our USC subsidiary may be found to have violated one or more laws arising from the subject matter of the subpoenas, and to resolve the matters and investigations with the USAO and the SEC we may be required to pay material amounts in penalties or other payments, and to agree to other remedies or remedial measures. Payment of material amounts in connection with resolution of the foregoing matters would reduce the amount of financial resources that we have available to support our product development programs and commercialization activities and would adversely impact our development programs. Depending in part on the amount and timing of any payments that we may be required to make or other remedial measures that may be implemented in connection with resolution of these matters, a resolution of these matters with the USAO or SEC could have a material and adverse impact on the company. The foregoing matters have diverted and will likely continue to divert management’s attention, have caused the company to suffer reputational harm, have required and will continue to require the company to devote significant financial resources, could subject the company, one or more of its subsidiaries, or its officers and directors to civil or criminal proceedings, and depending on the resolution of the matters or any proceedings, could result in fines, penalties, payments, or financial remedies in amounts that would have a material adverse effect on our financial condition, or equitable remedies, and adversely affect the company’s business, previously reported financial results, financial results included or incorporated by reference herein, or future financial results.

On June 8, 2021, Jerald Hammann filed a complaint against the Company and each of its directors in the Court of Chancery of the State of Delaware, captioned Jerald Hammann v. Adamis Pharmaceuticals Corporation et al., C.A. No. 2021-0506-PAF (the “Complaint”), seeking injunctive and declaratory relief. The Complaint alleges, among other things, that the defendants (i) violated Rule 14a-5(f) and 14a-9(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in connection with the Company’s 2021 annual meeting of stockholders—which was subsequently held on July 16, 2021 (the “2021 annual meeting”)—and disseminated false and misleading information in the Company’s proxy materials relating to the 2021 annual meeting, (ii) violated certain provisions of the Company’s bylaws relating to the 2021 annual meeting, (iii) violated section 220 of the Delaware General Corporation Law (“DGCL”) in connection with a request for inspection of books and records submitted by the plaintiff, and (iv) breached their fiduciary duties of disclosure and loyalty, including relating to establishing and disclosing the date of the Company’s 2021 annual meeting and to the Company’s determination that a solicitation notice delivered to the Company by plaintiff was not timely and was otherwise deficient. On April 4, 2022, the plaintiff filed a motion to amend the Complaint. The proposed amended Complaint added additional allegations relating to the manner in which the defendants established and disclosed the date of the Company’s 2021 annual meeting of stockholders and to statements the defendants made about the plaintiff to the Company’s stockholders. On April 28, 2022, the Court granted the motion. The plaintiff has also filed various motions with the Court, which have been resolved. The Company has filed a motion for summary judgment with respect to one of the counts in the Complaint and a motion to dismiss certain other counts of the plaintiff’s amended Complaint. On March 13, 2023, the Court denied the Company’s motion for summary judgment. Trial on the merits of the plaintiff’s claims was held on March 16, 2023, and the case is under consideration by the Court. The Company believes the claims in the plaintiff’s complaint are without merit. However, an adverse outcome in the proceeding could have a material and adverse effect on the Company’s business, financial condition and results of operations. On January 20 and March 27, 2023, the plaintiff filed motions for sanctions against the defendants, asserting among other things that the alleged conduct that the plaintiff argues supports his case on the merits is sanctionable.  These motions are pending before the Court.  The Company believes the claims in the plaintiff’s motions are without merit and intends to vigorously dispute them.

We may never commercialize additional product candidates that are subject to regulatory approval or earn a profit.

Except for our SYMJEPI and ZIMHI products, we have not received regulatory approval for any drugs or products. We may never be able to commercialize any additional product candidates that are subject to regulatory approval or be able to generate revenue from sales of such products. Because of the risks and uncertainties associated with developing and commercializing our specialty pharmaceuticals and other product candidates, we are unable to predict when we may commercially introduce such products, the extent of any future losses or when we will become profitable, if ever.

Business or economic disruptions or global health concerns, including the COVID-19 pandemic, could harm our business.

Business or economic disruptions or global health concerns, such as the COVID-19 pandemic, could adversely affect our business. The COVID-19 pandemic, which the World Health Organization announced in January 2020 was a global health emergency, spread throughout most of the world including the United States. The outbreak resulted in extended shutdowns of businesses in the United States and elsewhere and had ripple effects on businesses and activities around the world. The COVID-19 outbreak and continued spread of COVID-19, including the identification of novel strains of COVID-19, has affected and may continue to affect our operations, our customers and third parties on which we rely. In addition, we could experience delays in obtaining products or services from our third-party manufacturers or suppliers as a result of the impact of the COVID-19 pandemic or other similar outbreaks on such parties. The extent to which the COVID-19 pandemic or other health emergencies will continue to impact our business is difficult to predict and subject to change, and will depend on future developments, which are highly uncertain and cannot be predicted, including without limitation the severity of the disease and duration of the outbreak, travel restrictions and social distancing requirements in the United States and other countries, future mutations and variations of the coronavirus, and the effectiveness of actions taken in the United States and other countries to contain and treat the disease and address its impact. In addition, a severe or prolonged economic downturn or political disruption could result in a variety of risks to our business, including our ability to raise capital when needed on acceptable terms, if at all. A weak or declining economy or political disruption could also strain our manufacturers or suppliers, possibly resulting in supply disruption, or cause our customers to delay making purchases or payments for our products. Any of the foregoing could harm our business.

Even if they are approved and commercialized, if our potential products are unable to compete effectively with current and future products targeting similar markets as our potential products, our commercial opportunities will be reduced or eliminated.

The markets for our SYMJEPI products and ZIMHI product, and our other product candidates, are intensely competitive and characterized by rapid technological progress. We face competition from numerous sources, including major biotechnology and pharmaceutical companies worldwide. Many of our competitors have substantially greater financial and technical resources, and development, production and marketing capabilities, than we do. Our SYMJEPI product competes with a number of other currently marketed epinephrine products for use in the emergency treatment of acute allergic reactions, including anaphylaxis. Our ZIMHI product competes with a number of other currently marketed products utilizing naloxone for the treatment of acute opioid overdose. Certain companies have established technologies that may be competitive with our product candidates and any future products that we may develop or acquire. Some of these products may use different approaches or means to obtain results, which could be more effective or less expensive than our products for similar indications. In addition, many of these companies have more experience than we do in pre-clinical testing, performance of clinical trials, manufacturing, and obtaining FDA and foreign regulatory approvals. They may also have more brand name exposure and expertise in sales and marketing. We also compete with academic institutions, governmental agencies and private organizations that are conducting research in the same fields.

Competition among these entities to recruit and retain highly qualified scientific, technical and professional personnel and consultants is also intense. As a result, there is a risk that one or more of our competitors will develop a more effective product for the same indications for which we are developing a product or, alternatively, bring a similar product to market before we can do so. Failure to successfully compete will adversely impact the ability to raise additional capital and ultimately achieve profitable operations.

If we fail to comply with the rules under the Sarbanes-Oxley Act of 2002 related to disclosure controls and procedures, identify or discover material weaknesses in our internal control over financial reporting or fail to effectively remediate any identified material weaknesses, our business and financial condition could be materially and adversely affected and our stock price could decline.

Our management is responsible for establishing and maintaining an adequate system of internal control over financial reporting, designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of consolidated financial statements for external purposes in accordance with U.S. GAAP. Our management is likewise required, on a quarterly basis, to evaluate the effectiveness of our internal controls and to disclose any material changes and weaknesses identified through such evaluation. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. If we fail to comply with the rules under the Sarbanes-Oxley Act of 2002 related to disclosure controls and procedures, or, if we discover material weaknesses and other deficiencies in our internal control and accounting procedures, our stock price could decline significantly and our business and financial condition could be adversely affected. If material weaknesses or significant deficiencies are discovered or if we otherwise fail to achieve and maintain the adequacy of our internal control, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. Moreover, effective internal controls are necessary for us to produce reliable financial reports and are important to helping prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock could decline significantly.

We take responsive actions to address identified material weaknesses in our internal control over financial reporting. However, we can give no assurance that such measures will remediate any material weakness that are identified or that any additional material weaknesses or restatements of financial results will not arise in the future. In the future, our management may determine that our disclosure controls and procedures are ineffective or that there are one or more material weaknesses in our internal controls over financial reporting, resulting in a reasonable possibility that a material misstatement to the annual or interim financial statements would not have been prevented or detected. Accordingly, a material weakness increases the risk that the financial information we report contains material errors. Any system of internal controls, however well designed and operated, is based in part on certain assumptions and can provide only reasonable, not absolute, assurances that the objectives of the system are met. Efforts to correct any material weaknesses or deficiencies that may be identified could require significant financial resources to address. Moreover, if remedial measures are insufficient to address the deficiencies that are determined to exist, we may fail to meet our future reporting obligations on a timely basis, our consolidated financial statements could contain material misstatements, we could be required to restate our prior period financial results, our operating results may be harmed, and we could become subject to class action litigation or investigations or proceedings from regulatory authorities. Any of these matters could adversely affect our business, reputation, revenues, results of operations, financial condition and stock price.

Our principal stockholders have significant influence over us, they may have significant influence over actions requiring stockholder approval, and your interests as a stockholder may conflict with the interests of those persons.

Based on the number of outstanding shares of our common stock held by our stockholders as of June 30, 2023, our directors, executive officers and their respective affiliates owned approximately 6.9% of our outstanding shares of common stock. As a result, those stockholders have the ability to exert a significant degree of influence with respect to the outcome of matters submitted to our stockholders for approval, including the election of directors and any merger, consolidation or sale of all or substantially all of our assets. The interests of these persons may not always coincide with our interests or the interests of our other stockholders. This concentration of ownership could harm the market price of our common stock and value of our outstanding warrants by (i) delaying, deferring or preventing a change in corporate control, (ii) impeding a merger, consolidation, takeover or other business combination involving us, or (iii) discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of us. The significant concentration of stock ownership may adversely affect the trading price of our common stock and value of our outstanding warrants due to investors’ perception that conflicts of interest may exist or arise.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $8,850,000 (assuming the sale of all units offered hereby at the assumed public offering price of $1.90 per unit, which represents the closing sale price of our common stock on the Nasdaq Capital Market on July 21, 2023, and assuming no issuance of pre-funded warrants), after deducting placement agent fees and estimated offering expenses payable by us, and assuming no sale of any pre-funded units offered hereunder.  However, because this is a reasonable best efforts offering with no minimum number of securities or amount of proceeds as a condition to closing, the actual offering amount, placement agent fees and net proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth on the cover page of this prospectus, and we may not sell all or any of the securities we are offering. As a result, we may receive significantly less in net proceeds. Based on the assumed offering price set forth above, we estimate that our net proceeds from the sale of 75% or 50% of the units offered in this offering would be approximately $6.53 million and $4.20 million, respectively, after deducting placement agent fees and estimated offering expenses payable by us.

A $0.10 increase or decrease in the assumed public offering price of $1.90 per unit would increase or decrease the net proceeds from this offering by approximately $489,474, assuming that the number of units offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting placement agent fees and estimated offering expenses payable by us, and assuming no sale of any pre-funded units offered hereunder.

 We currently intend to use the net proceeds from this offering for working capital and general corporate purposes, which may include, without limitation, expenditures relating to research, development and clinical trials relating to our products and product candidates, manufacturing, capital expenditures, hiring additional personnel, the payment, repayment, refinancing, redemption or repurchase of existing or future indebtedness, obligations or capital stock, acquisitions, should we choose to pursue any, collaborations, and payment of obligations and liabilities. We may also use the proceeds to acquire or invest in complementary products, services, technologies or other assets, although we have no agreements or understandings with respect to any acquisitions or investments at this time. Other than as described above, we have not yet determined the amount of net proceeds to be used specifically for any of the foregoing purposes. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds from this offering. Pending any use as described above, we may invest a portion of the net proceeds in high-quality, short-term, interest-bearing securities.

DILUTION

If you purchase securities in this offering, your ownership interest will be diluted immediately to the extent of the difference between the assumed public offering price per unit and as adjusted, net tangible book value per share of common stock immediately after this offering. Tangible assets equal our total assets less goodwill and intangible assets. Our historical net tangible book value per share is equal to our total tangible assets, less total liabilities, divided by the number of outstanding shares of common stock as of March 31, 2023. As of March 31, 2023, our historical net tangible book value was $(9,681,681), or $(4.07) per share of common stock, after giving effect to the Reverse Stock Split, and our pro forma net tangible book value was $(9,681,681), or $(4.07) per common share.

After (i) giving effect to the sale by us in this offering of 5,263,158 units at an assumed public offering price of $1.90 per unit (the closing sale price of our common stock on the Nasdaq Capital Market on July 21, 2023), assuming no sale of any pre-funded units in this offering and no exercise of any of the common warrants being offered in this offering, and (ii) deducting the placement agent fees and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of March 31, 2023, would have been $(831,681), or $(0.11) per share of common stock. This amount represents an immediate increase in as adjusted net tangible book value of $3.96 per share to our existing shareholders and an immediate dilution of $2.01 per share to purchasers of our securities in this offering. We determine dilution per share to investors participating in this offering by subtracting as adjusted net tangible book value per share after this offering from the offering price per share paid by investors participating in this offering.

The following table illustrates this per share dilution, which reflects the Reverse Stock Split:

Assumed public offering price per unit		$1.90
Historical net tangible book deficit value per share as of March 31, 2023	$(4.07)
Pro forma as adjusted change in historical net tangible book deficit per share attributable to this offering		$3.96
As adjusted pro forma net tangible book value per share as of March 31, 2023, after giving effect to this offering		$(0.11)
Dilution per share to new investors in this offering		$2.01

A $0.10 increase in the assumed public offering price of $1.90 per unit (the closing sale price of our common stock on the Nasdaq Capital Market on July 21, 2023), would increase our as adjusted net tangible book value after giving effect to this offering by approximately $489,474, or $0.06 per share, and the dilution per share to investors purchasing securities in this offering would be approximately $2.04 per share, assuming that the maximum number of units offered by us, as set forth on the cover page of this prospectus, remains the same and no sale of any pre-funded warrants in this offering. Similarly, a $0.10 decrease in the assumed public offering price of $1.90 per unit would decrease our as adjusted net tangible book value after this offering by approximately $(489,474), or $(0.06) per share, and the dilution per share to new investors in this offering would be $1.97 per share, assuming that the maximum number of units offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the placement agent fees and estimated offering expenses payable by us.

We may also increase or decrease the number of units we are offering from the assumed maximum number of units set forth above. An increase of 100,000 units from the assumed maximum number of units set forth on the cover page of this prospectus would increase our as adjusted net tangible book value after this offering by approximately $176,700, or $0.024 per share, and the dilution per share to investors purchasing securities in this offering would be approximately $1.98 per share, assuming that the assumed public offering price remains the same and after deducting the placement agent fees and estimated offering expenses payable by us. Similarly, a decrease of 100,000 units from the assumed maximum number units stock set forth on the cover page of this prospectus would decrease our as adjusted net tangible book value after this offering by approximately $176,700, or $ 0.025 per share, and the dilution per share to investors purchasing securities in this offering would be approximately $2.03 per share, assuming that the assumed public offering price remains the same and after deducting the placement agent fees and estimated offering expenses payable by us. A decrease in the number of units sold in the offering to approximately 75% of the assumed maximum number of units set forth on the cover page of this prospectus, to 3,947,369 units (resulting in gross proceeds of approximately $7,500,000), would decrease our pro forma as adjusted net tangible book value as of March 31, 2023 after this offering by approximately $2,325,000, or approximately $0.39 per share, from the amounts presented in the table above, and would change the dilution to investors in this offering to approximately $2.40 per share, assuming that the assumed offering price per unit as set forth on the cover page of this prospectus remains the same, after deducting the estimated placement agent’s fees and estimated offering expenses payable by us. A decrease in the number of units sold in this offering to approximately 50% of the assumed maximum number of units set forth on the cover page of this prospectus, to 2,631,579 units (resulting in gross proceeds of approximately $5,000,000), would decrease our pro forma as adjusted net tangible book value as of March 31, 2023 after this offering by approximately $4,650,000, or approximately $0.99 per share, from the amounts presented in the table above, and would change the dilution to investors in this offering to approximately $2.99 per share, assuming that the assumed offering price per unit as set forth on the cover page of this prospectus, remains the same, after deducting the estimated placement agent’s fees and estimated offering expenses payable by us.

The information discussed above is illustrative only and will adjust based on the actual public offering price, the actual number of units that we offer in this offering, and other terms of this offering determined at the time of pricing. The foregoing discussion and table assumes no sale of pre-funded units, which if sold, would reduce the number of units that we are offering on a one-for-one basis and does not take into account further dilution to investors in this offering that could occur upon the exercise of outstanding options and warrants having a per share exercise price less than the public offering price per unit in this offering. In addition, we may choose to raise additional capital due to market conditions or strategic considerations. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

The number of shares of our common stock outstanding after this offering is based on 2,378,295 shares of common stock outstanding as March 31, 2023 and excludes, as of such date, the following: (i) 59,277 shares of common stock issuable upon exercise of outstanding stock options, with exercise prices ranging from $43.40 to $592.20 and having a weighted average exercise price of $287.16 per share, and 9,286 shares issuable upon the vesting of restricted stock units outstanding, awarded under our equity incentive plans, 2,143 shares of which were issued after March 31, 2023 following such vesting; (ii) outstanding warrants and the shares issuable upon exercise of such warrants, to purchase the following numbers of shares of common stock: 840 shares at an exercise price of $595.00 per share; 197,055 shares at an exercise price of $80.50 per share; 5,000 shares at an exercise price of $49.00 per share; 10,714 shares at an exercise price of $32.90 per share; and 685,714 shares at an exercise price of $9.66 per share; (iii) 202,455 shares of common stock reserved for future issuance under our 2020 Equity Incentive Plan; (iv) 1,941.2 shares of Series E Preferred convertible into approximately 1,941,200 shares of common stock subject to various beneficial ownership and other limitations and restrictions on conversion, and 302,815 shares of common stock, issued after March 31, 2023, in connection with the closing of the Merger transaction with DMK; (v) outstanding options to purchase 231,490 shares of common stock at an exercise price of $2.90 per share that we assumed in connection with the Merger, and 18,005 remaining unallocated shares reserved for issuance pursuant to the 2016 DMK Stock Plan that we assumed in connection with the Merger; (vi) approximately 9,967 shares of common stock issuable upon conversion of 3,000 outstanding shares of Series C Convertible Preferred Stock, or Series C Preferred; (vii) options to purchase 24,962 shares of common stock that expired unexercised after March 31, 2023; and (viii) the issuance of 107,142 shares of common stock (post Reverse Stock Split) pursuant to the exercise of prefunded warrants after March 31, 2023. Unless otherwise indicated, this prospectus assumes no exercise of the pre-funded warrants or the common warrants.

CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2023. Such information is set forth on the following basis:

●	on an actual basis;

●	on a pro forma basis, reflecting the Reverse Stock Split effected on May 22, 2023; and

●	on a pro forma as adjusted basis, giving effect to the (i) pro forma adjustments set forth in the immediately preceding bullet, and (ii) sale of the securities in this offering at the assumed public offering price of $1.90 per unit, which represents the closing sale price of our common stock on the Nasdaq Capital Market on July 21, 2023, and assuming no issuance of pre-funded warrants, after deducting placement agent’s fees and estimated offering expenses, and excluding the proceeds, if any, from the subsequent exercise of the common warrants and pre-funded warrants issued pursuant to this offering.

You should read this table together with our financial statements and the related notes thereto, as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the other financial information, incorporated by reference in this prospectus from our SEC filings, including our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. The information presented in the capitalization table below is unaudited.

	As of March 31, 2023
	Actual	Pro Forma(1) (3)	Pro Forma as Adjusted(2) (3)
	(in thousands, except share amounts)
Cash and cash equivalents	$3,100	$3,100	$11,950
Mezzanine Equity Convertible Preferred Stock - par value $0.0001; 10,000,000 Shares Authorized; Series C Preferred Stock 3,000 Shares Authorized, liquidation preference $110 per share; 3,000 Issued and Outstanding	157	157	157
Stockholders’ (Deficit) Equity
Common Stock, par value $0.0001; 200,000,000 Shares Authorized; 166,438,265 Issued and Outstanding (net of treasury shares), actual (1); 2,378,295 Issued and Outstanding, pro forma; and 7,641,453 Issued and Outstanding, pro forma, as adjusted	15	0	1
Additional paid-in capital	303,816	303,831	312,680
Accumulated Deficit	(313,507)	(313,507)	(313,507)
Treasury Stock, 522,957 Shares, actual (1), 7,470 Shares, pro forma and 7,470 Shares, pro forma, as adjusted (at cost)	(5)	(5)	(5)
Total stockholders’ deficit	(9,681)	(9,681)	(831)
Total capitalization (mezzanine equity and stockholders’ (deficit) equity)	(9,524)	(9,524)	(674)

(1)	On May 22, 2023, the Company effected the 1-for-70 Reverse Stock Split of the outstanding shares of common stock. As a result of the reverse stock split, every 70 shares of issued and outstanding common stock were automatically combined into one issued and outstanding share of common stock, without any change in the par value per share. The Company did not issue any fractional shares in the reverse stock split. The number of authorized shares of common stock under the Company’s restated certificate of incorporation remained unchanged. After adjusting for the Reverse Stock Split, issued and outstanding shares at March 31, 2023 were 2,378,295 recast and treasury shares were 7,470 recast.

(2)	A decrease in the number of units offered by us to 3,947,369 units (resulting in gross proceeds of approximately $7,500,000) would decrease cash, increase stockholders’ deficit, and decrease total capitalization on a pro forma as adjusted basis by approximately $2,325,000 from the amounts presented in the table above, assuming the assumed offering price of $1.90 per unit remains the same, and after deducting placement agent’s fees and estimated offering expenses payable by us. A decrease in the number of units offered by us to 2,631,579 units (resulting in gross proceeds of approximately $5,000,000) would decrease cash, increase total stockholders’ deficit, and decrease total capitalization on a pro forma as adjusted basis by approximately $4,650,000 from the amounts presented in the table above, assuming the assumed offering price of $1.90 per unit remains the same, and after deducting placement agent’s fees and commissions and estimated offering expenses payable by us. The Company has not completed its review of the accounting treatment and fair value of the common warrants and pre-funded warrants offered hereby. The table above assumes the common warrants and pre-funded warrants are accounted for within equity. If the Company determines the warrants are to be accounted for as liabilities, the fair value of the warrants will be recognized as a liability and subsequently recorded at fair value each reporting period with the change in fair value recognized within income.

(3)	The Company has not completed accounting for the Merger transaction with DMK, which was completed after March 31, 2023. Amounts shown in the table above do not reflect the accounting for the Merger transaction with DMK, which could have a material effect on the amounts shown above.

The pro forma as adjusted information discussed above is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering determined at pricing.

Except as otherwise noted, all information in this prospectus reflects and assumes no sale of pre-funded warrants in this offering, which, if sold, would reduce the number of shares of common stock that we are offering on a one-for-one basis. The table above on an actual basis is based on 2,378,295 post-Reverse Stock Split shares of common stock outstanding as of March 31, 2023, and excludes, as of that date, the following: (i) 59,277 shares of common stock issuable upon exercise of outstanding stock options as of March 31, 2023, with exercise prices ranging from $43.40 to $592.20 and having a weighted average exercise price of $287.16 per share, and 9,286 shares issuable upon the vesting of restricted stock units outstanding as of March 31, 2023, awarded under our equity incentive plans, 2,143 shares of which were issued after March 31, 2023 following such vesting; (ii) outstanding warrants as of March 31, 2023, and the shares issuable upon exercise of such warrants, to purchase the following numbers of shares of common stock: 840 shares at an exercise price of $595.00 per share; 197,055 shares at an exercise price of $80.50 per share; 5,000 shares at an exercise price of $49.00 per share; 10,714 shares at an exercise price of $32.90 per share; and 685,714 shares at an exercise price of $9.66 per share issued after March 31, 2023; (iii) 202,455 shares of common stock reserved for future issuance under our 2020 Equity Incentive Plan; (i) 302,815 shares of common stock, and 1,941.2 shares of Series E Preferred convertible into approximately 1,941,200 shares of common stock subject to various beneficial ownership and other limitations and restrictions on conversion, issued after March 31, 2023, in connection with the closing of the Merger transaction with DMK; (v) outstanding options to purchase 231,490 shares of common stock at an exercise price of $2.90 per share that we assumed in connection with the Merger, and 18,005 remaining unallocated shares reserved for issuance pursuant to the 2016 DMK Stock Plan that we assumed in connection with the Merger; (vi) options to purchase 24,962 shares of common stock that expired unexercised after March 31, 2023; (vii) approximately 9,967 shares of common stock issuable upon conversion of 3,000 outstanding shares of Series C Preferred; and (viii) the issuance of 107,142 shares of common stock (post Reverse Stock Split) pursuant to the exercise of prefunded warrants after March 31, 2023.

Unless otherwise indicated, this prospectus assumes no exercise of the pre-funded warrants or the common warrants offered hereby.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of June 30, 2023 (the “Table Date”), regarding beneficial ownership of all classes of our voting securities, to the extent known to us, by (i) each person who is a director; (ii) each of our named executive officers; (iii) all directors and executive officers as a group; and (iv) each person who is known by us to be the beneficial owner of 5% or more of any class of our voting securities. Except as otherwise noted, each person has sole voting and investment power as to his or her shares. As of the Table Date, the applicable share numbers and percentages are based on 2,790,395 shares of common stock issued and outstanding as of the Table Date. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we also included and deemed outstanding shares of common stock that are issuable upon conversion of the Series C Preferred or Series E Preferred, as applicable, upon exercise of outstanding options and warrants, or upon vesting of restricted stock units, held by that person that are currently convertible, exercisable or issuable within 60 days after the Table Date. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

	Shares Beneficially Owned (1) Title or Class of Securities:
	Common Stock			Series C Preferred Stock		Series E Preferred Stock
Directors:	Shares		Percent	Shares	Percent	Shares	Percent
Ebrahim Versi, M.D., Ph.D.	288,824	(2)	9.9%			(2)	100.0%
Jannine Versi	158,616	(3)	5.6%
Howard C. Birndorf	840	(4)	*
Meera J. Desai, Ph.D., NACD.DC	3,138	(5)	*
Vickie S. Reed	—		*
Named Executive Officers
David J. Marguglio	11,937	(6)	*
David C. Benedicto	3,486	(7)	*
Dennis C. Carlo	9,892	(8)	*
Ronald B. Moss	2,884	(9)	*
Other Beneficial Ownership
All Adamis directors and executive officers as a group (seven persons)	466,841	(10)	16.3%
5% or greater stockholders
Versi Group, LLC	177,194	(2)(11)	6.4%			1,941.2	100.0
Lincoln Park Capital Fund, LLC(12)	36,395		1.3%	3,000	100.0%
Armistice Capital Master Fund Ltd.	278,760	(13)	9.9%

*	Less than 1%.

(1)	Based solely upon information made available to us and our knowledge. Beneficial ownership is determined in accordance with rules of the SEC that deem shares to be beneficially owned by any person who has or shares voting or investment power with respect to such shares. Unless otherwise indicated, the persons named in this table have sole voting and sole investing power with respect to all shares shown as beneficially owned, subject to community property laws where applicable. Shares of common stock subject to an option or similar right that is currently exercisable or convertible within 60 days of the date of the table are deemed to be outstanding and to be beneficially owned by the person holding such option or right for the purpose of computing the percentage ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Except as otherwise indicated, the address of each of the persons in this table is as follows: c/o Adamis Pharmaceuticals Corporation, 11682 El Camino Real, Suite 300, San Diego, California 92130.

(2)	Includes (i) 8,745 shares of common stock held by Dr. Versi, (ii) 177,194 shares of Adamis common stock held by Versi Group, LLC, of which Dr. Versi is the manager and a member and who may be deemed to be the beneficial owner, and (iii) 102,885 shares of common stock issuable upon the exercise of options held by Dr. Versi, as the result of the assumption by Adamis of outstanding DMK stock options pursuant to the Merger and the Merger Agreement, which options are exercisable within 60 days of the Table Date. Excludes 1,941.2 shares of Series E Preferred held by Versi Group, LLC, convertible into approximately 1,941,200 shares of Adamis common stock, subject to 9.99% beneficial ownership limitations on conversion and voting of shares of Series E Preferred. The address of the shareholder is c/o DMK Pharmaceuticals Corporation, 50 Division Street, Suite 501, Somerville, New Jersey 08876. Dr. Versi disclaims beneficial ownership of the shares held by Versi Group, LLC except to the extent of his pecuniary interest therein.

(3)	Includes options, consisting of former DMK stock options assumed by Adamis pursuant to the Merger with DMK, to purchase 25,720 shares of Adamis common stock that are exercisable within 60 days of the Table Date. Includes 132,896 shares of Adamis common stock held by Versi Group, LLC, of which Jannine Versi is the trustee of a member of Versi Group, LLC that holds 75% of the membership interests of Versi Group, LLC. Excludes 1,455.9 shares of Series E Preferred issued to Versi Group, LLC, convertible into an estimated approximately 1,455,900 shares of Adamis common stock, subject to 9.99% beneficial ownership limitations on conversion and voting of shares of Series E Preferred, representing the interest of the member of Versi Group, LLC of which Ms. Versi is the trustee in the shares held by Versi Group, LLC. Ms. Versi disclaims beneficial ownership of the shares held by Versi Group, LLC except to the extent of her pecuniary interest therein. The address of the shareholder is c/o DMK Pharmaceuticals Corporation, 50 Division Street, Suite 501, Somerville, New Jersey 08876.

(4)	Includes 840 shares that are issuable upon the exercise of a warrant that is exercisable as of the Table Date.

(5)	Includes 3,138 shares of common stock held by Dr. Desai.

(6)	Includes 3,341 shares of common stock owned of record, 84 shares of common stock held of record by a family member and beneficially owned by Mr. Marguglio; 8,512 shares of common stock underlying options which were exercisable as of the Table Date. Excludes 2,857 RSUs which vest after such period.

(7)	Includes 569 shares of common stock beneficially owned, and 2,917 shares of common stock underlying options that are exercisable as of the Table Date.

(8)	Not a current executive officer. Includes 9,808 shares of common stock owned of record and 84 shares of common stock held of record by a family member and beneficially owned by Dr. Carlo.

(9)	Not a current executive officer. Includes 2,884 shares of common stock owned of record.

(10)	Includes 325,967 shares of common stock beneficially owned, 140,034 shares of common stock underlying options that are exercisable as of the Table Date, and 840 shares issuable upon the exercise of warrant that is exercisable as of Table Date. Excludes 2,857 shares issuable upon the vesting of RSUs more than 60 days after the Table Date.

(11)	Includes 177,194 shares of Adamis common stock held by Versi Group, LLC. Excludes 1,941.2 shares of Series E Preferred issued to Versi Group, LLC, convertible into approximately 1,941,200 shares of Adamis common stock, subject to 9.99% beneficial ownership limitations on conversion and voting of shares of Series E Preferred. Dr. Versi is the manager and a member of Versi Group LLC, and may be deemed to be the beneficial owner of the shares held by the named shareholder. The address of the shareholder is c/o DMK Pharmaceuticals Corporation, 50 Division Street, Suite 501, Somerville, New Jersey 08876.

(12)	Based on information known to the Company. Lincoln Park Capital, LLC (“LPC”) is the Managing Member of Lincoln Park Capital Fund LLC (“Lincoln Park”). Rockledge Capital Corporation (“RCC”) and Alex Noah Investors, LLC (“Alex Noah”) are the managing Members of LPC. Josh Scheinfeld is the president and sole shareholder of RCC as well as a principal of LPC. Mr. Cope is the president and sole shareholder of Alex Noah, as well as a principal of LPC. As a result of the foregoing, Mr. Scheinfeld and Mr. Cope have shared voting and shared investment power over shares of common stock of the Company held directly by Lincoln Park. The address of Lincoln Park Capital Fund LLC (“Lincoln Park”) is 440 N. Wells Street, Suite 410, Chicago, Illinois 60654. The Series C Preferred is subject to a 4.99% (or, upon prior notice by the holder, 9.99%) beneficial ownership limitation that prohibits the fund from converting any portion of the Series C Preferred if, following such conversion, the holder’s ownership of our common stock would exceed that ownership percentage. As of the Table Date, to our knowledge Lincoln Park beneficially owned 15,714 shares of common stock issuable upon exercise of warrants held by Lincoln Park. Also includes 10,714 shares of common stock underlying warrants issued to Lincoln Park which include a beneficial ownership cap which prohibits the issuance of any shares of common stock upon exercise of such warrants if such issuance would cause Lincoln Park’s beneficial ownership of our common stock to exceed 4.99% (or, upon prior notice by the holder, 9.99%) of the outstanding common stock. Includes 9,967 shares of common stock issuable upon conversion of the outstanding shares of Series C Preferred.

(13)	Based upon the Company’s knowledge, and represents 9.99% of the outstanding shares of common stock on the Table Date. Includes shares of common stock held by the named stockholder and may also include warrants to purchase shares of common stock which are exercisable within 60 days of the Table Date. Excludes additional shares of common stock issuable upon the exercise of warrants held by the named stockholder which are not exercisable within 60 days of the Table Date because of beneficial ownership limitations on the exercisability of such warrants. To the Company’s knowledge, the named stockholder holds warrants to purchase 685,714 shares of common stock, subject to beneficial ownership limitations on the exercisability of such warrants. Such securities are directly held by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (the “Master Fund”), and may be deemed to be indirectly beneficially owned by: (i) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. Armistice Capital and Steven Boyd disclaim beneficial ownership of the securities except to the extent of their respective pecuniary interests therein. The business address of the Master Fund is c/o Armistice Capital, LLC, 510 Madison Ave, 7th Floor, New York, NY 10022. Under the terms of the warrants held by Armistice Capital, a holder may not exercise the warrants to the extent such exercise would cause such holder, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 4.99% (which percentage may be increased to up to 9.99% by a holder upon 61 days prior notice) and 9.99%, respectively, of our then outstanding common stock following such exercise, excluding for purposes of such determination shares of common stock issuable upon the exercise of such warrants which have not been exercised. The address of Armistice Capital Master Fund Ltd. Is 510 Madison Ave., 7th Floor, New York, NY 10022.

DESCRIPTION OF SECURITIES

We are offering shares of our common stock, pre-funded warrants to purchase shares of our common stock, and common warrants to purchase shares of our common stock. The following descriptions of our common stock, preferred stock, pre-funded warrants and common warrants, and certain provisions of our restated certificate of incorporation, our bylaws and Delaware law are summaries. You should also refer to our restated certificate of incorporation, as amended, our bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part and, with respect to preferred stock, any certificate of designation that we may file with the SEC for a series of preferred stock we may designate.

The shares of common stock, pre-funded warrants, and common warrants that we are offering are immediately separable and will be issued separately.

General

Our authorized capital stock consists of 200,000,000 shares of common stock, par value $0.0001 per share; and 10,000,000 shares of preferred stock, par value $0.0001 per share.

Common Stock

As of June 30, 2023, there were 2,790,395 shares of common stock outstanding, giving effect to the Reverse Stock Split. Our board of directors is authorized, without stockholder approval except as required by the listing standards of The Nasdaq Stock Market LLC (or of any other stock exchange or market on which our common stock is then traded), to issue shares of our common stock from time to time. The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders; provided, however, that, except as otherwise required by law, holders of our common stock, as such, shall not be entitled to vote on any amendment to our restated certificate of incorporation that relates solely to the terms of one or more outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon by law or pursuant to our restated certificate of incorporation. The holders of common stock are not entitled to cumulative voting rights with respect to the election of directors, and as a consequence, minority stockholders will not be able to elect directors on the basis of their votes alone. As of June 30, 2023, we had approximately 61 holders of record of our common stock. Because many of our shares of common stock are held by brokers and other institutions on behalf of stockholders, this number is not indicative of the total number of stockholders represented by these stockholders of record.

Subject to preferences that may be applicable to any then outstanding shares of preferred stock, holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of us, holders of the common stock are entitled to share ratably in all assets remaining after payment of all of our debts and liabilities and the liquidation preferences of any then outstanding shares of preferred stock. Holders of common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any of our outstanding preferred stock.

Listing

Our common stock is currently listed under the symbol “ADMP” on the Nasdaq Capital Market.

Transfer Agent and Registrar; Warrant Agent

The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC, which will also act as warrant agent for the common warrants.

Dividends

We have not declared any cash dividends on our common stock and we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

Common Warrants

The following summary of certain terms and provisions of the common warrants included in the units and pre-funded units that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the common warrant, the form of which will be filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of common warrant for a complete description of the terms and conditions of the common warrants.

Duration, Exercise Price and Form

Each common warrant included in the units and pre-funded units will have an exercise price equal to $ per share. The common warrants will be immediately exercisable and may be exercised until the five-year anniversary of the original issuance date. The exercise price and number of shares of common stock issuable upon exercise are subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price. The common warrants will be issued separately from the common stock or the pre-funded warrants, as the case may be, and may be transferred separately immediately thereafter. The common warrants will be issued in electronic form.

Exercisability

The common warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise. A holder (together with its affiliates) may not exercise any portion of such holder’s warrants to the extent that the holder would own more than 4.99% of the outstanding common stock (or at the election of a holder prior to the date of issuance, 9.99%) immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the common warrants. In certain circumstances, as more particularly set forth in the common warrants, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the common warrants.

Fundamental Transactions

In the event of a fundamental transaction, as described in the common warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the common warrants will be entitled to receive upon exercise of the common warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the common warrants immediately prior to such fundamental transaction, and the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the common warrants with the same effect as if such successor entity had been named in the common warrant itself. If holders of our common stock are given a choice as to the securities, cash or property to be received in a fundamental transaction, then the holder shall be given the same choice as to the consideration it receives upon any exercise of the common warrant following such fundamental transaction. In addition, in the event of a fundamental transaction, we or any successor entity will be required to purchase at a holder’s option, exercisable at any time concurrently with or within 30 days after the consummation of the fundamental transaction (or, if later, the date of the public announcement of the applicable fundamental transaction), such holder’s common warrants for cash in an amount equal to the value of the remaining unexercised portion of such holder’s common warrants, determined in accordance with the Black Scholes option pricing model as more particularly set forth in the common warrants.

Warrant Agent; Global Certificate

The common warrants will be issued in registered form under a warrant agency agreement between our transfer agent or other warrant agent and us. The common warrants will initially be represented only by one or more global warrants deposited with the warrant agent, as custodian on behalf of The Depository Trust Company, or DTC, and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

Transferability

Subject to applicable laws, a common warrant may be transferred at the option of the holder upon surrender of the common warrant to us together with the appropriate instruments of transfer.

Fractional Shares

No fractional shares of common stock will be issued upon the exercise of the common warrants. Rather, the number of shares of common stock to be issued will be rounded down to the nearest whole number.

Trading Market

There is no established trading market for the common warrants, and we do not expect a market to develop. We do not intend to apply for a listing of the common warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the common warrants will be limited. The common stock issuable upon exercise of the common warrants is currently listed on Nasdaq.

Rights as a Stockholder

Except as otherwise provided in the common warrants or by virtue of the holders’ ownership of shares of common stock, the holders of the common warrants do not have the rights or privileges of holders of our shares of common stock, including any voting rights, until such common warrant holders exercise their common warrants.

Pre-Funded Warrants

The following summary of certain terms and provisions of the pre-funded warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the pre-funded warrant, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of pre-funded warrant for a complete description of the terms and conditions of the pre-funded warrants.

Duration, Exercise Price and Form

Each pre-funded unit will be sold in this offering at a purchase price equal to $_____ (equal to the purchase price per unit, minus $0.0001). Each pre-funded warrant included in the pre-funded units offered hereby will have an initial exercise price per share equal to $0.0001. The pre-funded warrants will be immediately exercisable and will not expire prior to exercise. The exercise price and number of shares of common stock issuable upon exercise are subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock.

Exercisability

The pre-funded warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the shares of common stock underlying the pre-funded warrants under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise. A holder (together with its affiliates) may not exercise any portion of the pre-funded warrant to the extent that the holder would own more than 4.99% (or, at the election of the holder, 9.99%) of the outstanding common stock immediately after exercise, except that upon notice from the holder to us, the holder may increase or decrease the beneficial ownership limitation in the holder’s pre-funded warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants provided that any increase in the beneficial ownership limitation shall not be effective until 61 days following notice to us. If, at the time of exercise there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of, the shares of common stock underlying the pre-funded warrants, then the pre-funded warrants may also be exercised, in whole or in part, at such time by means of a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the pre-funded warrant.

Transferability

Subject to applicable laws, a pre-funded warrant may be transferred at the option of the holder upon surrender of the pre-funded warrant to us together with the appropriate instruments of transfer.

Fractional Shares

No fractional shares of common stock will be issued upon the exercise of the pre-funded warrants. Rather, the number of shares of common stock to be issued will be rounded up to the nearest whole number.

Trading Market

There is no established public trading market for the pre-funded warrants, and we do not expect a market to develop. In addition, we do not intend to apply to list the pre-funded warrants on any national securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the pre-funded warrants will be limited.

Right as a Stockholder

Except as otherwise provided in the pre-funded warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the pre-funded warrants do not have the rights or privileges of holders of our common stock with respect to the shares of common stock underlying the pre-funded warrants, including any voting rights, until they exercise their pre-funded warrants. The pre-funded warrants will provide that holders have the right to participate in distributions or dividends paid on our common stock.

Fundamental Transaction

In the event of a fundamental transaction, as described in the pre-funded warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the pre-funded warrants will be entitled to receive upon exercise of the pre-funded warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the pre-funded warrants immediately prior to such fundamental transaction, and the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the pre-funded warrants with the same effect as if such successor entity had been named in the pre-funded warrant itself. If holders of our common stock are given a choice as to the securities, cash or property to be received in a fundamental transaction, then the holder shall be given the same choice as to the consideration it receives upon any exercise of the pre-funded warrant following such fundamental transaction.

Amendment and Waiver

The pre-funded warrants may be modified or amended or the provisions thereof waived with the written consent of our company and the respective holder.

Preferred Stock

The following is a summary of the rights of our preferred stock. This summary is not complete. For more detailed information, please see our restated certificate of incorporation and amended and restated bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part.

We are authorized to issue a total of 10,000,000 shares of preferred stock. As of June 30, 2023, there were 3,000 shares of Series C Convertible Preferred Stock (the “Series C Preferred”) issued and outstanding and 1,941.2 shares of Series E Convertible Preferred Stock (the “Series E Preferred”) issued and outstanding.

Preferred stock may be issued from time to time, in one or more series, as authorized by the board of directors, without stockholder approval. The prospectus relating to the preferred shares offered thereby will include specific terms of any preferred shares offered, including, if applicable:

●	the title of the shares of preferred stock;

●	the number of shares of preferred stock offered, the liquidation preference per share and the offering price of the shares of preferred stock;

●	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to the shares of preferred stock;

●	whether the shares of preferred stock are cumulative or not and, if cumulative, the date from which dividends on the shares of preferred stock shall accumulate;

●	the procedures for any auction and remarketing, if any, for the shares of preferred stock;

●	the provision for a sinking fund, if any, for the shares of preferred stock;

●	the provision for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights of the shares of preferred stock;

●	any listing of the shares of preferred stock on any securities exchange;

●	the terms and conditions, if applicable, upon which the shares of preferred stock will be convertible into shares of common stock, including the conversion price (or manner of calculation thereof);

●	discussion of federal income tax considerations applicable to the shares of preferred stock;

●	the relative ranking and preferences of the shares of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

●	any limitations on issuance of any series or class of shares of preferred stock ranking senior to or on a parity with such series or class of shares of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

●	any other specific terms, preferences, rights, limitations or restrictions of the shares of preferred stock; and

●	any voting rights of such preferred stock.

Series C Convertible Preferred Stock

The preferences and rights of the Series C Preferred are as set forth in a Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock (the “Series C Certificate of Designation”) filed as Exhibit 3.1 to our Current Report on Form 8-K, filed with the SEC on July 6, 2022. The following is a summary of the material terms of our Series C Preferred and is qualified in its entirety by the Series C Certificate of Designation. Please refer to the Series C Certificate of Designation for more information on the preferences, rights and limitations of Series C Preferred.

Dividends. Except for stock dividends or distributions for which adjustments are made pursuant to the Series C Certificate of Designation, the holders of Series C Preferred will be entitled to dividends, on an as-if converted basis, equal to and in the same form as dividends actually paid on shares of common stock, when, as and if actually paid on shares of common stock.

Voting Rights. Except as otherwise provided in the Series C Certificate of Designation or as otherwise required by law, the Series C Preferred will have no voting rights (other than the right to vote as a class on certain matters as provided in the Series C Certificate of Designation). However, each share of Series C Preferred entitles the holder thereof (i) to vote exclusively on a proposal (the “Proposal”) submitted by the board of directors of the Company to the stockholders to adopt and approve an amendment to the Company’s restated certificate of incorporation (the “Certificate of Incorporation”) to effect a reverse stock split of the outstanding shares of common stock at the ratio set forth in the Proposal that is to be effected by the filing and effectiveness of a certificate of amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Reverse Stock Split”), and any proposal to adjourn any meeting of stockholders called for the purpose of voting on the Proposal, and (ii) to 1,000,000 votes per each share of Series C Preferred with respect only to the foregoing matters. The Series C Preferred shall, except as required by law, vote together with the common stock and any other issued and outstanding shares of preferred stock of the Company entitled to vote, as a single class; provided, however, that such shares of Series C Preferred shall, to the extent cast, be automatically and without further action of the holders thereof voted in the same proportion as shares of common stock (excluding any shares of common stock that are not voted) and any other issued and outstanding shares of preferred stock of the Company entitled to vote (other than the Series C Preferred or shares of such preferred stock not voted) are voted on the Proposal and any proposal to adjourn any meeting of stockholders called for the purpose of voting on the Proposal.

Liquidation, Dissolution or Winding Up. The Series C Preferred has a “Stated Value” of $100 per share of Series C Preferred: (i) Upon any liquidation, dissolution or winding up of the Company (a “Liquidation”), the holders of Series C Preferred are entitled to be paid in cash an amount per share of Series C Preferred equal to 110% of the Stated Value (the “Liquidation Amount”), or (ii) in the event of a “Deemed Liquidation Event” as defined in the Series C Certificate of Designation, which generally includes certain merger transactions or a sale, lease or other disposition of all or substantially all of the assets of the Company, the holders of Series C Preferred are entitled to paid out of the consideration payable to stockholders in such Deemed Liquidation Event or out of the “Available Proceeds” (as defined in the Series C Certificate of Designation), in each case before any payment may be made to the holders of common stock by reason of their ownership thereof, an amount per share of Series C Preferred equal to the Liquidation Amount. Upon certain of the Deemed Liquidation Events, if the Company does not effect a dissolution within 90 days after such event, then the holders of Series C Preferred may require the Company to redeem the Series C Preferred for an amount equal to the Liquidation Amount.

Conversion. Each share of Series C Preferred is convertible at the option of the holder, at any time and from time to time after the effective date of a Reverse Stock Split, into that number of shares (the “Conversion Shares”) of common stock (subject to the Beneficial Ownership Limitation and the Exchange Cap described below) determined by dividing the Stated Value of such share of Series C Preferred by the Conversion Price then in effect, rounded down to the nearest whole share (with cash paid in lieu of any fractional shares). The “Conversion Price” for the Series C Preferred equals 90% of the lesser of (i) the closing sale price of the common stock on the trading day immediately prior to the Closing Date, and (ii) the average of the closing sale prices for the common stock on the five trading days immediately prior to the Closing Date, subject to adjustment as provided in the Series C Certificate of Designation; provided, that the Conversion Price may not fall below the par value per share of the common stock and may not exceed $42.00 per share. Based on the initial Conversion Price of $30.10 per share, the 3,000 Shares of Series C Preferred are initially convertible into approximately 9,967 shares of common stock. The Conversion Price is subject to adjustment as set forth in the Series C Certificate of Designation for stock dividends, stock splits, reverse stock splits, and similar events. Upon conversion, the shares of Series C Preferred shall resume the status of authorized but unissued shares of preferred stock of the Company.

Beneficial Ownership Limitation. The Series C Preferred cannot be converted to common stock if the holder and its affiliates would beneficially own more than 4.99% of the outstanding common stock (the “Beneficial Ownership Limitation”). However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% upon notice to us, provided that any increase in this limitation will not be effective until 61 days after such notice from the holder to us and such increase or decrease will apply only to the holder providing such notice.

Nasdaq Issuance Limitation. The Company will not be obligated to issue any shares of common stock, and the holders of Series C Preferred do not have the right to receive, upon conversion, exercise or redemption of the Series C Preferred and the warrants initially issued to the holder (the “Purchaser”) of the Series C Preferred (the “Warrants”), taken as a whole, any shares of common stock to the extent such issuance of shares of common stock would exceed that number of shares of common stock which the Company may issue in the aggregate pursuant to the transactions contemplated under the Securities Purchase Agreement entered into between the Company and the Purchaser (including pursuant to the Series C Certificate of Designation and the Warrants) without breaching the Company’s obligations under the rules and regulations of the Nasdaq Capital Markets (the “Exchange Cap”). In addition, no holder of Series C Preferred shall be issued, in the aggregate pursuant to the terms of the Series C Certificate of Designation and the Warrants, shares of common stock in an amount greater than the product of the Exchange Cap multiplied by a fraction, the numerator of which is the original Stated Value of such holder’s Series C Preferred and the denominator of which is the aggregate Stated Value of all Series C Preferred issued on the Closing Date to all holders (with respect to each holder, the “Exchange Cap Allocation”). In the event that the holder sells or otherwise transfers any of the holder’s Series C Preferred, the transferee shall be allocated a pro rata portion of the holder’s Exchange Cap Allocation, and the restrictions of the prior sentence shall apply to such transferee with respect to the portion of the Exchange Cap Allocation allocated to such transferee. If any holder of Series C Preferred converts all of such holder’s Series C Preferred into a number of shares of common stock which, in the aggregate, is less than such holder’s Exchange Cap Allocation, then the difference between such holder’s Exchange Cap Allocation and the number of shares of common stock actually issued to such holder will be allocated to the respective Exchange Cap Allocations of the remaining holders of Series C Preferred on a pro rata basis in proportion to the shares of Series C Preferred then held by each such holder.

Redemption. Subject to the Purchaser’s right to elect to convert all or a portion of the Series C Preferred at any time following the effective date of the Reverse Stock Split, the Company may, with the prior notice to the holders of the Series C Preferred specified in the Series C Certificate of Designation, redeem all or a portion of the Series C Preferred held by such holders at any time at 105% of the Stated Value, provided, however, that a Company redemption request shall not be effective if received by a holder of Series C Preferred before the date of the Reverse Stock Split. Each holder of Series C Preferred will have the right, with the prior notice to the Company as specified in the Series C Certificate of Designation, to require the Company to redeem all or a portion of the Series C Preferred held by such holder at any time at 110% of the Stated Value, provided, however, that a holder’s request will not be effective if received by the Company less than five days after the date of a Reverse Stock Split.

Preemptive Rights. No holders of Series C Preferred will, as holders of Series C Preferred, have any preemptive rights to purchase or subscribe for the common stock or any of our other securities.

Consent Rights. In addition to the voting rights of the Series C Preferred described above, as long as any shares of Series C Preferred are outstanding, the Company shall not, without the affirmative vote of the holders of at least a majority on voting power of the outstanding shares of Series C Preferred: (a) alter or change adversely the powers, preferences or rights given to the Series C Preferred or alter or amend the Series C Certificate of Designation, (b) increase the number of authorized shares of Series C Preferred, or (c) enter into any agreement with respect to any of the foregoing.

Failure to Deliver Conversion Shares. If the Company fails to timely deliver shares of common stock upon conversion of shares of Series C Preferred within the time period specified in the Series C Certificate of Designation, then the holder is entitled to elect, by notice to the Company at any time on or before its receipt of such Conversion Shares, to rescind such conversion, and the holder shall return to the Company any Conversion Shares issued to the holder pursuant to the rescinded notice and the Company shall, at its own expense, deliver (or cause its transfer agent to deliver) to the converting holder a new book-entry statement, registered in the name of the holder or its designee, evidencing the number of shares of Series C Preferred owned by the holder immediately prior to the conversion.

Compensation for Buy-In on Failure to Timely Deliver Shares. If the Company fails to timely deliver the Conversion Shares to the holder, and if after the required delivery date the holder is required by its broker to purchase (in an open market transaction or otherwise) or the holder or its brokerage firm otherwise purchases, shares of common stock to deliver in satisfaction of a sale by the holder of the Conversion Shares which the holder was entitled to receive upon such conversion, then the Company is obligated to (A) pay in cash to the holder the amount, if any, by which (x) the holder’s total purchase price (including brokerage commissions, if any) for the shares of common stock so purchased, exceeds (y) the amount obtained by multiplying (1) the number of Conversion Shares that the Company was required to deliver multiplied by (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the holder, either reissue (if surrendered) the shares of Series C Preferred equal to the number of shares submitted for conversion (in which case such conversion shall be deemed rescinded) or deliver to the holder the number of shares of common stock that would have been issued had the Company timely complied with its exercise and delivery obligations.

Series E Convertible Preferred Stock

As of the date of this prospectus, there are 1,941.2 shares of Series E Convertible Preferred Stock, or Series E Preferred, outstanding. The preferences and rights of the Series E Preferred are set forth in a Certificate of Designation of Preferences, Rights and Limitations of Series E Convertible Preferred Stock (the “Series E Certificate of Designation”), substantially in the form filed as Exhibit 3.1 to our Current Report on Form 8-K, filed with the SEC on May 26, 2023. The following is a summary of the material terms of our Series E Preferred and is qualified in its entirety by the Series E Certificate of Designation. Please refer to the Series E Certificate of Designation for more information on the preferences, rights and limitations of Series E Preferred.

Dividends. Except for stock dividends or distributions for which adjustments are made pursuant to the Series E Certificate of Designation, the holders of Series E Preferred will be entitled to dividends, on an as-if converted basis, equal to and in the same form as dividends actually paid on shares of common stock, when, as and if actually paid on shares of common stock.

Voting Rights. Except as otherwise provided in the Series E Certificate of Designation or as otherwise required by law, holders of Series E Preferred are entitled to vote with the holders of outstanding shares of common stock, voting together as a single class, with respect to all matters presented to the stockholders of the Company. Each such holder is entitled to a number of votes equal to the number of shares of common stock into which the Series E Preferred Stock held by such holder is convertible pursuant to the Series E Certificate of Designation (subject to, and after giving effect to and taking into account, the Beneficial Ownership Limitation described below and set forth in the Series E Certificate of Designation) as of the record date for such vote.

Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a “Liquidation”), subject to the rights of the holders of any other outstanding series of preferred stock, the holders of Series E Preferred are entitled to receive, pari passu with the holders of common stock, out of the assets of the Company an amount equal to such amount per share as would have been payable had all shares of Series E Preferred been converted into common stock pursuant to the Series E Certificate of Designation (without giving effect to any limitation on conversion as a result of the Beneficial Ownership Limitation) immediately prior to such Liquidation.

Conversion. Each share of Series E Preferred (or fraction thereof) is convertible, at any time and from time to time at the option of the holder thereof, into the number of shares of common stock (subject to the Beneficial Ownership Limitation) at a conversion ratio (the “Conversion Ratio”) of 1,000 shares of common stock per one whole share of Series E Preferred (and giving effect proportionately to any conversion of a fraction of a share of Series E Preferred) (subject to adjustment). If the Company fails to timely deliver shares of common stock upon conversion of shares of Series E Preferred within the time period specified in the Series E Certificate of Designation, then the holder is entitled to elect, by notice to the Company at any time on or before its receipt of such Conversion Shares, to rescind such conversion, and the holder shall return to the Company any Conversion Shares issued to the holder pursuant to the rescinded notice. The Conversion Rate and the number of shares of common stock into which a share of Series E Preferred is convertible is subject to proportionate adjustments in the event of stock dividends or distributions payable in shares of common stock, stock splits or reverse stock splits, or reclassifications.

Beneficial Ownership Limitation. Under the Series E Certificate of Designation, Adamis shall not effect any conversion of the Series E Preferred, and a holder of Series E Preferred does not have the right to convert any portion of the Series E Preferred, to the extent that, after giving effect to a requested conversion, such holder would beneficially own in excess of the Holder Beneficial Ownership Limitation, or such Holder together with such Holder’s affiliates and any persons acting as a group together with such holder or affiliates (such persons, “Attribution Parties”) would beneficially own in excess of the Affiliates Beneficial Ownership Limitation (as defined below). For purposes of such determination, the number of shares of common stock beneficially owned by such holder and its affiliates includes the number of shares of common stock issuable upon conversion of the Series E Preferred with respect to which such determination is being made, but excludes the number of shares of common stock which are issuable upon (i) conversion of the remaining, unconverted Series E Preferred beneficially owned by such holder or any of its affiliates or Attribution Parties, and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of Adamis subject to a limitation on conversion or exercise analogous to the limitation contained in the Series E Certificate of Designation beneficially owned by such holder or any of its affiliates or Attribution Parties. Except as set forth in the preceding sentence, beneficial ownership is determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. The “Holder Beneficial Ownership Limitation” is 9.99% of the number of shares of the common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon conversion of Series E Preferred held by the applicable holder. The “Affiliates Beneficial Ownership Limitation” is 9.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon conversion of Series E Preferred held by the applicable holder and its affiliates. The Holder Beneficial Ownership Limitation together with the Affiliates Beneficial Ownership Limitation are sometimes referred to collectively as the “Beneficial Ownership Limitation.”

Nasdaq Issuance Limitation. The Company will not be obligated to issue any shares of common stock, and the holders of Series E Preferred do not have the right to receive, upon conversion of the Series E Preferred, any shares of common stock to the extent such issuance of shares of common stock would exceed that number of shares of common stock which the Company may issue in the aggregate pursuant to the transactions contemplated under the Merger Agreement (including pursuant to the Certificate of Designation) without breaching the Company’s obligations under the rules and regulations of the Nasdaq Capital Markets (the “Exchange Cap”). In addition, no holder of Series E Preferred shall be issued, in the aggregate pursuant to the terms of the Series E Certificate of Designation, shares of common stock in an amount greater than the product of the Exchange Cap multiplied by a fraction, the numerator of which is the number of shares of Series E Preferred held by the holder and the denominator of which is the aggregate number of shares of Series E Preferred originally issued to all holders in connection with the closing of the Merger (with respect to each holder, the “Exchange Cap Allocation”). In the event that the holder sells or otherwise transfers any of the holder’s Series E Preferred, the transferee shall be allocated a pro rata portion of the holder’s Exchange Cap Allocation, and the restrictions of the prior sentence shall apply to such transferee with respect to the portion of the Exchange Cap Allocation allocated to such transferee. If any holder of Series E Preferred converts all of such holder’s Series E Preferred into a number of shares of common stock which, in the aggregate, is less than such holder’s Exchange Cap Allocation, then the difference between such holder’s Exchange Cap Allocation and the number of shares of common stock actually issued to such holder will be allocated to the respective Exchange Cap Allocations of the remaining holders of Series E Preferred on a pro rata basis in proportion to the shares of Series E Preferred then held by each such holder.

Preemptive Rights. No holders of Series E Preferred will, as holders of Series E Preferred, have any preemptive rights to purchase or subscribe for the common stock or any of our other securities.

Consent Rights. In addition to the voting rights of the Series E Preferred described above, as long as any shares of Series E Preferred are outstanding, the Company shall not, without the affirmative vote of holders of a majority of the outstanding shares of Series E Preferred, directly or indirectly, by merger, consolidation, recapitalization or otherwise, (a) alter or change adversely the powers, preferences or rights given to the Series E Preferred or alter or amend the Series E Certificate of Designation or (b) increase the number of authorized shares of Series E Preferred, or (c) enter into any agreement with respect to any of the foregoing.

Subsequent Rights Offerings; Pro Rata Distributions. If the Company grants, issues or sells any common stock equivalents pro rata to all the record holders of any class of shares of common stock (the “Purchase Rights”), then a holder of Series E Preferred will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the holder could have acquired if the holder had held the number of shares of common stock acquirable upon conversion of the Series E Preferred (without regard to any limitations on conversion, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of common stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the holder’s right to participate in any such Purchase Right would result in the holder exceeding the Beneficial Ownership Limitation, then the holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of common stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the holder until such time, if ever, as its right thereto would not result in the holder exceeding the Beneficial Ownership Limitation). In addition, as long as the Series E Preferred Stock is outstanding, if the Company declares or makes any dividend or other distribution of its assets (or rights to acquire its assets) to all holders of shares of common stock (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of the Series E Preferred, then, in each such case, the holder of Series E Preferred shall be entitled to participate in such Distribution to the same extent that the holder would have participated therein if the holder had held the number of shares of common stock acquirable upon complete conversion of the Series E Preferred (without regard to any limitations on conversion including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of common stock are to be determined for the participation in such Distribution (provided, however, to the extent that the holder’s right to participate in any such Distribution would result in the holder exceeding the Beneficial Ownership Limitation, then the holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of common stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the holder until such time, if ever, as its right thereto would not result in the holder exceeding the Beneficial Ownership Limitation).

Merger; Sale of Assets. If at any time while the Series E Preferred Stock is outstanding: (i) the Company effects any merger or consolidation of the Company with or into another person pursuant to which the shares of capital stock of the Company outstanding immediately prior to such merger or consolidation are converted into or exchanged for shares of another corporation or entity, or are converted into or exchanged for equity securities that represent, less than a majority, by voting power, of the equity securities of (1) the surviving or resulting party or (2) if the surviving or resulting party is a wholly owned subsidiary of another party immediately following such merger or consolidation, the parent of such surviving or resulting party, immediately following such merger or consolidation; or (ii) the Company sells all or substantially all of its assets in a single transaction or a series of related transactions (each, a “Merger or Sale”), then each holder of the Series E Preferred Stock shall be entitled to receive such number of shares of common stock of the successor or acquiring corporation and/or such other or additional consideration as are receivable by virtue of such Merger or Sale by a holder of the number of shares of common stock for which the Series E Preferred Stock held by the holder is convertible immediately prior to such Merger or Sale (without regard to the Beneficial Ownership Limitation).

Possible Anti-Takeover Effects of Delaware Law and our Charter Documents

Provisions of the Delaware General Corporation Law, or DGCL, our restated certificate of incorporation, and our amended and restated bylaws, could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and takeover bids that our board of directors may consider inadequate and to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the DGCL. This provision generally prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date the stockholder became an interested stockholder, unless:

●	prior to such date, the board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

●	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	on or subsequent to such date, the business combination is approved by the board of directors and authorized at an annual meeting or Special Meeting of stockholders and not by written consent, by the affirmative vote of at least 66-2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines a business combination to include:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

●	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

●	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

●	the receipt by the interested stockholder of the direct or indirect benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of a corporation, or an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of a corporation at any time within three years prior to the time of determination of interested stockholder status; and any entity or person affiliated with or directly or indirectly controlling or controlled by such entity or person, who presently holds the power to direct management or is in a director or officer of the corporation.

These statutory provisions could delay or frustrate the removal of incumbent directors or a change in control of our company, and accordingly, may discourage attempts to acquire us even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Restated Certificate of Incorporation and Bylaw Provisions

Our restated certificate of incorporation, as amended, and bylaws contain provisions that could have the effect of discouraging potential acquisition proposals or making a tender offer or delaying or preventing a change in control, including changes a stockholder might consider favorable. In particular, the restated certificate of incorporation and bylaws, as applicable, among other things:

●	permit the Board to issue up to 10,000,000 shares of preferred stock, without further action by the stockholders, with any rights, preferences and privileges as they may designate;

●	provide that all vacancies on the Board, including newly created directorships, may, except as otherwise required by law, or as determined otherwise by resolution of the Board, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

●	do not provide for cumulative voting rights with respect to election of directors;

●	provide that no action shall be taken by the stockholders, except at an annual or special meeting of stockholders, and no action shall be taken by the stockholders by written consent or by electronic transmission;

●	set forth an advance notice procedure with regard to the nomination, other than by or at the direction of the Board, of candidates for election as directors and with regard to business to be brought before a meeting of stockholders. Although the bylaws do not give the Board the power to approve or disapprove of stockholder nominations of candidates or proposals regarding other proper business to be conducted at a special or annual meeting, the bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the Company; and

●	provide the Board with the ability to alter its bylaws without stockholder approval.

Such provisions may make it more difficult for holders of our common stock to replace our board of directors and may have the effect of discouraging a third-party from making tender offers for our shares or acquiring us, even if doing so would be beneficial to our stockholders. These provisions also may have the effect of preventing changes in our management.

Choice of Forum. Our bylaws provide that unless the corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company; (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders; (iii) any action asserting a claim against the Company or any director or officer or other employee of the Company arising pursuant to any provision of the DGCL, the certificate of incorporation or the bylaws of the Company, or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware; or (iv) any action asserting a claim against the Company or any director or officer or other employee of the Company governed by the internal affairs doctrine, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants (including without limitation as a result of the consent of such indispensable parties to the personal jurisdiction of such court). The bylaws further provide that if any action the subject matter of which is within the scope of the preceding sentence is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the preceding sentence; and (ii) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder. The bylaws provide that the above provisions do not apply to suits brought to enforce a duty or liability created by the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any other claim for which the federal courts have exclusive jurisdiction. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Our bylaws do not relieve us of our duties to comply with federal securities laws and the rules and regulations thereunder, and our stockholders will not be deemed to have waived our compliance with these laws, rules and regulations. The bylaws also provide that unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, and that any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Company shall be deemed to have notice of and consented to the provisions described above.

Under the Securities Act, federal and state courts have concurrent jurisdiction over all suits brought to enforce any duty or liability created by the Securities Act. There is uncertainty as to whether a court (other than state courts in the State of Delaware, where the Supreme Court of the State of Delaware decided in March 2020 that exclusive forum provisions for causes of action arising under the Securities Act are facially valid under Delaware law) would enforce forum selection provisions and whether investors can waive compliance with the federal securities laws and the rules and regulations thereunder. The forum selection provisions in the bylaws may have the effect of discouraging lawsuits against us and/or our directors, officers and employees as it may limit any stockholder’s ability to bring a claim in a judicial forum that such stockholder finds favorable for disputes with us or our directors, officers or employees. In addition, stockholders who do bring a claim in the Court of Chancery in the State of Delaware could face additional litigation costs in pursuing any such claim, particularly if they do not reside in or near Delaware. The enforceability of similar choice of forum provisions in other companies’ charter documents has been challenged in legal proceedings, and it is possible that, in connection with any applicable action brought against us, a future court could find the choice of forum provisions contained in our bylaws to be inapplicable or unenforceable in such action. If a court were to find the choice of forum provision contained in our bylaws to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could adversely affect our business, financial condition or results of operations.

PLAN OF DISTRIBUTION

We are offering on a reasonable best efforts basis up to 5,263,158 units, based on an assumed public offering price of $1.90 per unit, which represents the closing price of our common stock on the Nasdaq Capital Marked on July 21, 2023, for gross proceeds of up to approximately $10.0 million before deduction of placement agent commissions and offering expenses, in a reasonable best efforts offering. There is no minimum amount of proceeds that is a condition to closing of this offering. The actual amount of gross proceeds, if any, in this offering could vary substantially from the gross proceeds from the sale of the maximum amount of securities being offered in this prospectus.

Pursuant to a placement agency agreement, dated as of , 2023, we have engaged Maxim Group LLC to act as our exclusive placement agent (the “Placement Agent”) to solicit offers to purchase the securities offered by this prospectus. The Placement Agent is not purchasing or selling any securities, nor is it required to arrange for the purchase and sale of any specific number or dollar amount of securities, other than to use its “reasonable best efforts” to arrange for the sale of the securities by us. Therefore, we may not sell the entire amount of securities being offered. Investors purchasing securities offered hereby will have the option to execute a securities purchase agreement with us. In addition to the rights and remedies available to all investors in this offering under federal and state securities laws, the investors which enter into a securities purchase agreement will also be able to bring claims of breach of contract against us. Investors who do not enter into a securities purchase agreement shall rely solely on this prospectus in connection with the purchase of our securities in this offering. The Placement Agent may engage one or more subagents or selected dealers in connection with this offering.

The placement agency agreement provides that the Placement Agent’s obligations are subject to conditions contained in the placement agency agreement.

We expect this offering to be completed not later than two business days following the commencement of sales in this offering (the effective date of the registration statement of which this prospectus forms a part) and we will deliver all securities to be issued in connection with this offering delivery versus payment/receipt versus payment upon receipt of investor funds received by us. Accordingly, neither we nor the placement agent have made any arrangements to place investor funds in an escrow account or trust account since the placement agent will not receive investor funds in connection with the sale of the securities offered hereunder.

Placement Agent Fees, Commissions and Expenses

Upon the closing of this offering, we will pay the Placement Agent a cash transaction fee equal to 7.0% of the aggregate gross cash proceeds to us from the sale of the securities in the offering. In addition, we will reimburse the Placement Agent for certain of its out-of-pocket expenses incurred in connection with this offering, including up to $85,000 for the Placement Agent’s legal fees and up to $15,000 for actual travel and reasonable out-of-pocket expenses. If this offering is not completed, we have agreed to reimburse the Placement Agent for its actual expenses in an amount not to exceed $50,000.

The following table shows the public offering price, placement agent fees and proceeds, before expenses, to us, assuming the sale of all units in this offering and no sale of any pre-funded units in this offering.

	Per Unit	Total
Public offering price	$	$
Placement agent fees (7.0%)	$	$
Proceeds to us (before expenses)	$	$

We estimate that the total expenses of the offering, including registration and filing fees, printing fees and legal and accounting expenses, but excluding the Placement Agent commission, will be approximately $450,000, all of which are payable by us. This figure includes, among other things, the Placement Agent’s fees and expenses that we have agreed to reimburse.

Lock-Up Agreements

We, each of our officers and directors and executive officers have agreed, subject to certain exceptions, not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any shares of our common stock or other securities convertible into or exercisable or exchangeable for our common stock for a period of 90 days after this offering is completed without the prior written consent of the Placement Agent, subject to certain exceptions.

The Placement Agent may in its sole discretion and at any time without notice release some or all of the shares subject to lock-up agreements prior to the expiration of the lock-up period. When determining whether or not to release shares from the lock-up agreements, the Placement Agent will consider, among other factors, the security holder’s reasons for requesting the release, the number of shares for which the release is being requested and market conditions at the time.

In addition, we have also agreed with the purchasers of units and pre-funded units that until the six-month anniversary of the closing date of this offering, we will not effect or enter into an agreement to effect a “Variable Rate Transaction” as defined in the securities purchase agreement to be entered into with each purchaser.

Indemnification

We have agreed to indemnify the Placement Agent against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the Placement Agent may be required to make for these liabilities.

Regulation M

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the Placement Agent acting as principal. Under these rules and regulations, the Placement Agent (i) may not engage in any stabilization activity in connection with our securities and (ii) may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Determination of Offering Price and Warrant Exercise Price

The actual offering price of the units and pre-funded units we are offering, and the exercise price of the common warrants included in the units and pre-funded units that we are offering, were negotiated between us, the placement agent and the investors in the offering based on the trading of our shares of common stock prior to the offering, among other things. Other factors considered in determining the public offering price of the securities we are offering, as well as the exercise price of the common warrants that we are offering, include our history and prospects, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, the general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Electronic Distribution

A prospectus in electronic format may be made available on a website maintained by the Placement Agent or an affiliate. Other than this prospectus, the information on the Placement Agent’s website and any information contained in any other website maintained by the Placement Agent is not part of this prospectus or the registration statement of which this prospectus form a part, has not been approved and/or endorsed by us or the Placement Agent, and should not be relied upon by investors. In connection with the offering, the Placement Agent or selected dealers may distribute prospectuses electronically. No forms of electronic prospectus other than prospectuses that are printable as Adobe® PDF will be used in connection with this offering.

Other than the prospectus in electronic format, the information on the Placement Agent’s website and any information contained in any other website maintained by the Placement Agent is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the placement agent in its capacity as placement agent and should not be relied upon by investors.

Other Relationships

The placement agent and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The placement agent and certain of its affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses. However, except as disclosed in this prospectus, we have no present arrangements with the placement agent for any further services.

In the ordinary course of their various business activities, the placement agent and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the placement agent or its affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The placement agent and its affiliates may hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the securities offered hereby. Any such short positions could adversely affect future trading prices of the securities offered hereby. The placement agent and certain of its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Listing

Our common stock is traded on Nasdaq under the symbol “ADMP.”

Selling Restrictions

Other than in the United States, no action has been taken by us or the Placement Agent that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published, in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to this offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia. No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (ASIC), in relation to the offering.

This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the Corporations Act) and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the securities may only be made to persons (the Exempt Investors) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the securities without disclosure to investors under Chapter 6D of the Corporations Act.

The securities applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring securities must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Brazil. The offer of securities described in this prospectus will not be carried out by means that would constitute a public offering in Brazil under Law No. 6,385, of December 7, 1976, as amended, under the CVM Rule (Instrução) No. 400, of December 29, 2003. The offer and sale of the securities have not been and will not be registered with the Comissão de Valores Móbilearios in Brazil. The securities have not been offered or sold, and will not be offered or sold in Brazil, except in circumstances that do not constitute a public offering or distribution under Brazilian laws and regulations.

Canada. The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31 103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33 105 Underwriting Conflicts (NI 33 105), the Placement Agent is not required to comply with the disclosure requirements of NI 33-105 regarding conflicts of interest in connection with this offering.

Cayman Islands. No invitation, whether directly or indirectly, may be made to the public in the Cayman Islands to subscribe for our securities.

European Economic Area. In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any securities may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any securities may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

●	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

●	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer; or

●	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall result in a requirement for the publication by us or any placement agent of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase any securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Hong Kong. The contents of this prospectus have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this prospectus, you should obtain independent professional advice. Please note that (i) our shares may not be offered or sold in Hong Kong, by means of this prospectus or any document other than to “professional investors” within the meaning of Part I of Schedule 1 of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) (SFO) and any rules made thereunder, or in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong) (CO) or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO, and (ii) no advertisement, invitation or document relating to our shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere) which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.

Israel. This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In the State of Israel, this document is being distributed only to, and is directed only at, and any offer of the shares is directed only at, investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals”, each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors will be required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

The People’s Republic of China. This prospectus may not be circulated or distributed in the PRC and the shares may not be offered or sold, and will not offer or sell to any person for re-offering or resale directly or indirectly to any resident of the PRC except pursuant to applicable laws, rules and regulations of the PRC. For the purpose of this paragraph only, the PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

Switzerland. The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the SIX) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (CISA). Accordingly, no public distribution, offering or advertising, as defined in CISA, its implementing ordinances and notices, and no distribution to any non-qualified investor, as defined in CISA, its implementing ordinances and notices, shall be undertaken in or from Switzerland, and the investor protection afforded to acquirers of interests in collective investment schemes under CISA does not extend to acquirers of securities.

Taiwan. The securities have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the securities in Taiwan.

United Kingdom. This prospectus has only been communicated or caused to have been communicated and will only be communicated or caused to be communicated as an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act of 2000, or the FSMA) as received in connection with the issue or sale of our common stock in circumstances in which Section 21(1) of the FSMA does not apply to us. All applicable provisions of the FSMA will be complied with in respect to anything done in relation to our common stock in, from or otherwise involving the United Kingdom.

SELECTED FINANCIAL INFORMATION

At a special meeting of stockholders of the Company held on May 15, 2023, or the Special Meeting, our stockholders approved an amendment, or the Amendment, to our restated certificate of incorporation, or the Restated Certificate, to effect a reverse stock split of our common stock, or the Reverse Stock Split, at a ratio ranging from 1-for-2 to 1-for-100, with the final ratio to be determined by our Board. Following the Special Meeting, our Board approved a one-for-seventy (1:70) reverse stock split of the outstanding shares of our common stock. Subsequently, we filed the Amendment to our Restated Certificate with the Secretary of State of the State of Delaware to effect the Reverse Stock Split, effective on May 22, 2022. The Amendment did not change the number of authorized shares of our common stock.

Net loss per share attributable to common stockholders, basic and diluted, has been derived from our audited financial statements contained in our Annual Report on Form 10-K for the years ended December 31, 2022 and 2021, except that the net loss per share attributable to common stockholders, basic and diluted, have been revised to reflect the new shares issued based on the reverse stock split ratio discussed above, as shown below.

The historical financial information set forth below may not be indicative of our future performance and should be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our historical financial statements and notes to those statements included in our Annual Report on Form 10-K for the year ended December 31, 2022, and any future filings or other reports we may file with the SEC.

AS REPORTED

	Three Months Ended March 31,
	2023	2022
Net Loss Applicable to Common Stock	$(8,942,907)	$(10,354,615)
Basic & Diluted Loss Per Share	$(0.06)	$(0.07)
Basic & Diluted Weighted Average Shares Outstanding	152,916,598	149,617,429

	Years Ended December 31,
	2022	2021
Net Loss Applicable to Common Stock	$(26,478,273)	$(45,828,198)
Basic & Diluted Loss Per Share	$(0.18)	$(0.32)
Basic & Diluted Weighted Average Shares Outstanding	149,851,278	144,157,229

AS ADJUSTED FOR 1:70 REVERSE STOCK SPLIT (UNAUDITED)

	Three Months Ended March 31,
	2023	2022
Net Loss Applicable to Common Stock	$(8,942,907)	$(10,354,615)
Basic & Diluted Loss Per Share	$(4.09)	$(4.84)
Basic & Diluted Weighted Average Shares Outstanding	2,184,523	2,137,392

	Years Ended December 31,
	2022	2021
Net Loss Applicable to Common Stock	$(26,478,273)	$(45,828,198)
Basic & Diluted Loss Per Share	$(12.37)	$(22.25)
Basic & Diluted Weighted Average Shares Outstanding	2,140,732	2,059,389

LEGAL MATTERS

The validity of the securities being offered by this prospectus has been passed upon for us by Weintraub Tobin Chediak Coleman Grodin Law Corporation, 400 Capitol Mall, Suite 1100, Sacramento, CA 95814. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., New York, New York, is acting as counsel for the Placement Agent in connection with this offering.

EXPERTS

The financial statements of Adamis Pharmaceuticals Corporation as of December 31, 2022 and 2021 and for each of the two years in the period ended December 31, 2022, incorporated by reference in this prospectus and registration statement, have been so incorporated in reliance on the report of BDO USA, LLP (n/k/a BDO USA, P.A.), an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The report on the financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

The financial statements of DMK as of December 31, 2022 and 2021 and for the two fiscal years in the period ended December 31, 2022, incorporated by reference in this prospectus and registration statement, have been so included in reliance on the reports of BF Borgers CPA PC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting in giving said reports.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities being offered under this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities being offered under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including Adamis. The SEC’s website can be found at www.sec.gov.

These documents are also available, free of charge, through the Investors section of our website. We maintain a website at www.adamispharma.com. Information contained in or accessible through our website does not constitute a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus from other documents that we file with it, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The documents incorporated by reference into this prospectus contain important information that you should read about us. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC:

●	Annual Report on Form 10-K for the year ended December 31, 2022, filed on March 16, 2023;

●	Amendment No. 1 to Annual Report on Form 10-K/A, filed May 1, 2023;

●	Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed with the SEC on May 15, 2023;

●	Current Reports on Form 8-K filed with the SEC on February 23, 2023; February 27, 2023; March 14, 2023; March 16, 2023; March 17, 2023; April 17, 2023; May 5, 2023; May 15, 2023; May 16, 2023; May 22, 2023; May 26, 2023; June 16, 2023; July 24, 2023; and July 24, 2023;

●	our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 13, 2023; and

●	The description of our common stock contained in our Form 8-A filed on December 11, 2013, including any amendments thereto or reports filed for the purposes of updating this description.

We also incorporate by reference all additional documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the initial filing date of the registration statement of which this prospectus is a part (and including, without limitation, prior to effectiveness) and after the date of this prospectus but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with SEC rules.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. You may request, and we will provide you with, a copy of these filings, at no cost, by calling us at (858) 997-2400 or by writing to us at the following address:

Adamis Pharmaceuticals Corporation
11682 El Camino Real, Suite 300
San Diego, CA 92130

Attn: Corporate Secretary

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement.

Up to 5,263,158 Units consisting of

5,263,158 Shares of Common Stock or 5,263,158 Pre-Funded Warrants to purchase 5,263,158 Shares of Common Stock and

5,263,158 Warrants to purchase up to 5,263,158 Shares of Common Stock

Up to 5,263,158 Shares of Common Stock Underlying the Pre-Funded Warrants

Up to 5,263,158 Shares of Common Stock Underlying the Common Warrants

PRELIMINARY PROSPECTUS

MAXIM GROUP LLC

The date of this prospectus is __________, 2023

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

The following table sets forth an estimate of the fees and expenses relating to the issuance and distribution of the securities being registered hereby, other than placement agent’s fees and expenses, all of which shall be borne by the Registrant. All of such fees and expenses, except for the SEC registration fee, are estimated:

SEC registration fee	$2,204
FINRA Filing Fee	$3,500
Legal fees and expenses	$285,000
Accounting fees and expenses	$100,000
Transfer Agent and Registrar Fees and Expenses	$25,000
Printing and miscellaneous fees and expenses	$34,296

TOTAL:	$450,000

Item 14.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law, or the DGCL, provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys’ fees incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, agreement, a vote of stockholders or disinterested directors or otherwise. Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act.

The Company’s Bylaws provide that the Company will indemnify and hold harmless, to the fullest extent permitted by Section 145 of the DGCL, as amended from time to time, each of its directors and officers, and may indemnify its employees and agents as set forth in the DGCL.

The DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

●	any breach of the director’s duty of loyalty to the corporation or its stockholders;

●	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

●	payments of unlawful dividends or unlawful stock repurchases or redemptions; or

●	any transaction from which the director derived an improper personal benefit.

The Company’s restated certificate of incorporation and Bylaws provide that, to the fullest extent permitted by applicable law, none of our directors will be personally liable to us or our stockholders for monetary damages. Any repeal or modification of this provision will be prospective only and will not adversely affect any limitation, right or protection of a director of our company existing at the time of such repeal or modification.

We have also obtained liability insurance for our directors and officers that insures our directors and officers, within the limits and subject to the limitations of the policy, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities that might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been directors or officers. We may apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his or her actions, whether or not the DGCL would permit indemnification.

We have entered into indemnification agreements with our directors and officers whereby we have agreed to indemnify our directors and officers to the fullest extent permitted by law, including indemnification against expenses and liabilities incurred in legal proceedings to which the director or officer was, or is threatened to be made, a party by reason of the fact that such director or officer is or was a director, officer, employee or agent of the Company, provided that such director or officer acted in good faith and in a manner that the director or officer reasonably believed to be in, or not opposed to, the best interest of the Company.

Securities and Exchange Commission Position Regarding Indemnification Liabilities Arising Under the Securities Act

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 15.	Recent Sales of Unregistered Securities

The shares amounts below do not give effect to the Reverse Stock Split.

On June 12, 2020, the Company issued 1,000,000 shares of Series B Convertible Preferred Stock (“Series B Preferred”) to an accredited investor in connection with a license agreement.

On February 15, 2022, the Company granted nonqualified stock options to two non-officer employees to purchase an aggregate of up to 130,000 shares of common stock. The options were granted in accordance with Nasdaq Listing Rule 5635(c)(4). The stock options have a ten-year term and have an exercise price of $0.62 per share, the closing price of the Company’s common stock on the grant date.

On July 5, 2022, the Company issued to an accredited investor in a private placement transaction an aggregate of 3,000 shares of Series C Convertible Preferred Stock, par value $0.0001 per share (the “Series C Preferred”), together with warrants (the “Warrants”) to purchase up to an aggregate of 750,000 shares (the “Warrant Shares”) of common stock at an exercise price of $0.47 per share, for an aggregate subscription amount equal to $300,000.

As a result of the Merger, effective as of the Effective Time of the Merger, the Company issued an aggregate of 302,815 shares of Common Stock and 1,941.2 Series E Preferred, convertible into 1,941,200 shares of Common Stock subject to certain beneficial ownership limitations, to stockholders of DMK.

All of the issuances described above were issued in private placement transactions to a limited number of persons in reliance on the private placement exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended, for transactions not involving a public offering, and/or Regulation D promulgated under the Securities Act.

Item 16:	Exhibits, Financial Statement Schedules

(a)	Exhibits

See the Exhibit Index attached to this Registration Statement, which is incorporated by reference herein.

(b)	Exhibits

Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

Item 17.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)       To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)       To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)      To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)     To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2)       That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)       That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant hereby undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)       Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii)      Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)     The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)     Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes:

(1)       That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)       For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)          Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred and paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on July 26, 2023.

ADAMIS PHARMACEUTICALS CORPORATION

By:	/s/ EBRAHIM VERSI, M.D., PH.D.
Ebrahim Versi, M.D., Ph.D
Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date
Principal Executive Officer:

/s/ EBRAHIM VERSI, M.D., PH.D.	Chief Executive Officer and Director	July 26, 2023
Ebrahim Versi, M.D., Ph.D.	(Principal Executive Officer)

Principal Financial Officer and Principal Accounting Officer:

/s/ DAVID J. MARGUGLIO	Chief Financial Officer (Principal Financial Officer)	July 26, 2023
David J. Marguglio

Directors:

/s/ JANNINE VERSI *	Director	July 26, 2023
Jannine Versi

/s/ HOWARD C. BIRNDORF *	Director	July 26, 2023
Howard C. Birndorf
/s/ MEERA J. DESAI *	Director	July 26, 2023
Meera J. Desai
/s/ VICKIE S. REED *	Director	July 26, 2023
Vickie S. Reed

* By: /s/ David J. Marguglio, Attorney -in-fact

EXHIBIT INDEX

Incorporated by Reference
Exhibit Number	Exhibit Description	Filed Herewith	Form/ File No.	Date
1.1	Form of Placement Agent Agreement		S-1	07/13/23
2.1	Agreement and Plan of Share Exchange dated as of October 7, 2004, by and between the Company and Biosyn, Inc.		8-K	10/26/04
2.2	Agreement and Plan of Merger by and among the Company, US Compounding, Inc., Ursula Merger Sub Corp. and Eddie Glover dated as of March 28, 2016		8-K	03/29/16
2.3	Agreement and Plan of Merger and Reorganization, dated as of February 24, 2023, by and among Adamis Pharmaceuticals, Inc., Adamis Merger Sub, Inc., and DMK Pharmaceuticals Corporation.+		8-K	02/27/23
3.1	Restated Certificate of Incorporation of the Registrant		S-8	03/17/14
3.2	Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock dated August 19, 2014		8-K	08/20//14
3.3	Certificate of Designation of Preferences, Rights and Limitations of Series A-1 Convertible Preferred Stock		8-K	01/26/16
3.4	Certificate of Designation of Preferences, Rights and Limitations of Series A-2 Convertible Preferred Stock		8-K	07/12/16
3.5	Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock		8-K	06/12/20
3.6	Certificate of Amendment to Restated Certificate of Incorporation		8-K	09/08/20
3.7	Certificate of Designation of Preferences, Rights, and Limitations of Series C Convertible Preferred Stock		8-K	07/06/22
3.8	Certificate of Designation of Preferences, Rights, and Limitations of Series E Convertible Preferred Stock		8-K	05/26/23
4.1	Amended and Restated Bylaws of the Company		8-K	06/22/20
4.2	Specimen stock certificate for common stock		8-K	04/03/09
4.3	Form of Common Stock Purchase Warrant		8-K	08/01/19
4.4	Description of the Registrant’s Capital Stock		10-K	04/15/21
4.5	Form of Common Stock Purchase Warrant		8-K	02/21/20
4.6	Amended and Restated Bylaws of the Company		8-K	06/17/22
4.7	Form of Common Stock Purchase Warrant		8-K	07/06/22
4.8	Form of Common Stock Purchase Warrant		8-K	03/14/23
4.9	Form of Prefunded Common Stock Purchase Warrant		8-K	03/14/23
4.10	Common Stock Purchase Warrant dated March 16, 2023		10-Q	05/15/23
4.11	Prefunded Common Stock Purchase Warrant		10-Q	05/15/23
4.12	Form of Common Stock Warrant		S-1	07/13/23
4.13	Form of Pre-Funded Warrant		S-1	07/13/23
4.14	Form of Warrant Agency Agreement		S-1	07/13/23
4.15	Form of Securities Purchase Agreement		S-1	07/13/23
5.1	Opinion of Weintraub Tobin Chediak Coleman Grodin, a Law Corporation		S-1	07/13/23
10.1	2009 Equity Incentive Plan*		S-8	07/18/18
10.2	Form of Stock Option Agreement for option awards*		8-K	09/16/11
10.3	Form of Option Agreement for Non-Employee Directors*		8-K	01/13/11
10.4	Form of Stock Appreciation Rights Agreement for Non-employee Directors		10-Q	11/12/19
10.5	Form of Restricted Stock Unit Agreement*		10-K	03/30/17
10.6	Form of Indemnity Agreement with directors and executive officers*		8-K	01/13/11
10.7	Funding Agreement dated October 12, 1992, by and between Ben Franklin Technology Center of Southeastern Pennsylvania and Biosyn, Inc.		S-4/A 333-155322	01/12/09
10.8	Executive Employment Agreement between the Company and Dennis J. Carlo dated December 31, 2015*		10-K	03/23/16
10.9	Executive Employment Agreement between the Company and David J. Marguglio dated December 31, 2015*		10-K	03/23/16

Incorporated by Reference
Exhibit Number	Exhibit Description	Filed Herewith	Form/ File No.	Date
10.10	Executive Employment Agreement between the Company and Robert O. Hopkins dated December 31, 2015*		10-K	03/23/16
10.11	Exclusive License and Asset Purchase Agreement dated as of August 1, 2013, by and among the Registrant, 3M Corp. and 3M Innovative Properties Company		8-K	08/06/13
10.12	Lease Agreement dated April 1, 2014, between the Registrant and Pacific North Court Holdings, L.P.		10-KT	03/26/15
10.13	First Amendment to Lease between the Registrant and Pacific North Court Holdings, L.P.		10-K	04/15/21
10.14	Registration Rights Agreement dated August 19, 2014, by and between the Company and Sio Partners LP, Sio Partners QP LP and Sio Partners Offshores, Ltd.		8-K	08/20/14
10.15	Purchase Agreement dated January 26, 2016		8-K	01/26/16
10.16	Amended and Restated Registration Rights Agreement dated January 26, 2016		8-K	01/26/16
10.17	Purchase Agreement dated July 11, 2016		8-K	07/12/16
10.18	Registration Rights Agreement dated July 11, 2016		8-K	07/12/16
10.19	Compensation Committee Authorization Regarding Discretionary Payments Ex		8-K	02/27/18
10.20	Offer Letter between the Company and David C. Benedicto */***		10-K	03/31/22
10.21	Executive Employment Agreement between the Company and Ronald B. Moss, M.D., dated as of February 28, 2017.*		10-K	03/30/17
10.22	Underwriting Agreement dated August 2, 2018		8-K	08/02/18
10.23	Distribution and Commercialization Agreement between the company and Sandoz, Inc.**		10-Q	11/09/18
10.24	Placement Agency Agreement between Maxim Group LLC and the Company dated February 20, 2020		8-K	02/21/20
10.25	Form of Securities Purchase Agreement dated February 21, 2020		8-K	02/21/20
10.26	Underwriting Agreement dated January 29, 2021		8-K	01/29/21
10.27	Underwriting Agreement dated September 18, 2020		8-K	09/18/20
10.28	August 2020 Amendment to Loan Amendment and Assumption Agreement		8-K	09/15/20
10.29	Amended Promissory Note		8-K	09/15/20
10.30	2020 Equity Incentive Plan*		8-K	08/24/20
10.31	Adamis Pharmaceuticals Corporation Bonus Plan*		8-K	06/22/20
10.32	Termination and Transfer Agreement between Sandoz Inc. and the Company ***+		10-Q	08/17/20
10.33	Transition Service Agreement***+		10-Q	08/17/20
10.34	License Agreement between the Company and Matrix Biomed, Inc.***+		10-Q	08/17/20
10.35	Distribution and Commercialization Agreement between the Company and USWM, LLC***		10-Q	08/17/20
10.36	Lease Agreement between the Company and Oil States Energy Services, LLC, as amended+		10-K	04/15/21
10.37	Promissory Note dated March 15, 2021		10-K	04/15/21
10.38	Underwriting Agreement		8-K	01/29/21
10.39	Asset Purchase Agreement effective as of July 30, 2021, by and among the Registrant, US Compounding, Inc. and Fagron Compounding Services, LLC.+***		8-K	08/05/21
10.40	Supply Agreement Addendum by and among the Registrant, US Compounding Inc. and Fagron Compounding, LLC***		8-K	08/05/21
10.41	Settlement Agreement between the Company, US Compounding Inc., Nephron Pharmaceuticals Corporation, Nephron S.C., Inc., Nephron Sterile Compounding Center, LLC and certain other parties.+***		10-Q	11/22/21
10.42	First Amendment to Exclusive License Agreement dated November 9, 2021 between the Company and Matrix Biomed, Inc.***		10-K	03/31/22

Incorporated by Reference
Exhibit Number	Exhibit Description	Filed Herewith	Form/ File No.	Date
10.43	Executive Employment Agreement between the Company and David J. Marguglio dated as of May 18, 2022		8-K	05/19/22
10.44	Executive Employment Agreement between the Company and David C. Benedicto dated as of June 22, 2022		8-K	06/24/22
10.45	Securities Purchase Agreement dated July 5, 2022, between the Company and the parties thereto.		8-K	07/06/22
10.46	Registration Rights Agreement dated July 5, 2022, between the Company and the parties thereto.		8-K	07/06/22
10.47	Forms of Securities Purchase Agreement		8-K	03/14/23
10.48	Form of Support Agreement, dated February 24, 2023, by and among Adamis Pharmaceuticals, Inc., Aardvark Merger Sub, Inc., DMK Pharmaceuticals Corporation, and certain stockholders of DMK Pharmaceuticals Corporation		8-K	02/27/23
10.49	DMK 2016 Stock Plan		8-K	05/26/2023
10.50	Securities Purchase Agreement		10-Q	05/15/23
10.51	Support Agreement		10-Q	05/15/23
10.52	Form of Indemnity Agreement*		10-Q	05/15/23
10.53	Offer Letter dated May 24, 2023		8-K	05/26/23
10.54	Purchase and Sale Agreement +/****		8-K	07/24/23
10.55	Sales Agreement. +		8-K	07/24/23
21.1	Subsidiaries of the Registrant	X
23.1	Consent of BDO USA, P.A. Independent Registered Public Accounting Firm	X
23.2	Consent of BF Borger CPA PC, Independent Registered Public Accounting Firm	X
23.3	Consent of Weintraub Tobin Chediak Coleman Grodin, A Law Corporation (included in Exhibit 5.1) (1)
24.1	Power of Attorney (See signature page)		S-1	07/13/23

107	Filing Fee Table		S-1	07/13/23

+

Non-material schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Registrant hereby undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by SEC.

*	Represents a compensatory plan or arrangement.
**	We have received confidential treatment for certain portions of this exhibit.
***

Certain marked information (indicated by “[***]”) has been omitted from this exhibit as the registrant has determined it is both not material and is the type that the registrant customarily and actually treats as private or confidential.

****	Certain marked information has been omitted from this exhibit because it is both not material and would be competitively harmful if publicly disclosed.